Exhibit 2.2

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger, dated as of December 31, 2009 (this “Agreement”), between AC Holdco Inc., a Delaware corporation (“ACH Inc.”), and AC HoldCo LLC, a Delaware limited liability company and wholly-owned subsidiary of (“ACH LLC”).

WITNESSETH:

WHEREAS, ACH Inc. desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of ACH LLC by means of a merger of ACH LLC with and into ACH Inc., with ACH Inc. as the surviving entity (the “Merger”);

WHEREAS, the Merger will be effectuated pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “LLC Act”) and Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”), each of which authorizes the merger of a Delaware limited liability company with and into a Delaware corporation;

WHEREAS, ACH Inc.’s Certificate of Incorporation and Bylaws permit, resolutions adopted by ACH Inc.’s Board of Directors recommend, and, immediately after the execution of this Agreement resolutions adopted by Merger Sub’s sole stockholder, ACH Inc., will adopt, this Agreement and the consummation of the Merger;

WHEREAS, the Sixth Amended and Restated Limited Liability Company Agreement of ACH LLC, dated December 31, 2009, permits, and resolutions adopted by ACH LLC’s Board of Directors authorize, this Agreement and the consummation of the Merger without any further action on the part of the members of ACH LLC; and

WHEREAS, the respective Board of Directors of ACH Inc. and ACH LLC deem it advisable and in the best interests of their respective stockholders and members to consummate the Merger on the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01 The Merger.

(a) As soon as practicable, but in no event later than January 2, 2010, ACH LLC shall merge with and into ACH Inc, with ACH Inc. as the surviving entity, and shall file a certificate of merger substantially in the form of Exhibit A hereto (the

“Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required by both the DGCL and the LLC Act to be made in connection with the Merger. The Merger shall become effective at 12:01 a.m. on January 2, 2010 (the “Effective Time”).

(b) At the Effective Time, ACH LLC shall be merged with and into ACH Inc. in accordance with the requirements of Section 264 of the DGCL and Section 18-209 of the LLC Act, whereupon the separate existence of ACH LLC shall cease, and ACH Inc. shall be the surviving entity in the Merger and renamed Aircell Holdings Inc. (the “Surviving Corporation”).

SECTION 1.02 Effect on Interests. At the Effective Time, by virtue of the Merger and without any further action all of the membership interests of ACH LLC issued and outstanding immediately prior to the Effective Time shall be deemed cancelled and each issued and outstanding share of capital stock of ACH Inc. shall remain outstanding following the Effective Time.

ARTICLE II

THE SURVIVING CORPORATION

SECTION 2.01 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of ACH Inc. in effect immediately prior to the Effective Time and set forth hereto as Exhibit B and Exhibit C, respectively, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time until thereafter amended as provided therein or by applicable law.

SECTION 2.02 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law and the Bylaws of the Surviving Corporation, (i) the directors of ACH LLC immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of ACH LLC immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE III

TRANSFER AND CONVEYANCE OF ASSETS

AND ASSUMPTION OF LIABILITIES

SECTION 3.01 Transfer, Conveyance and Assumption. At the Effective Time, ACH Inc. shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all of the rights, privileges and powers of ACH LLC, and all of the assets and property of whatever kind and character of ACH LLC shall vest in ACH Inc. without further act or deed; thereafter, ACH Inc., as the

2

Surviving Corporation, shall be liable for all of the liabilities and obligations of ACH LLC, and any claim or judgment against ACH LLC may be enforced against ACH Inc., as the Surviving Corporation, in accordance with Section 18-209 of the LLC Act and Section 264 of the DGCL.

SECTION 3.02 Further Assurances. If at any time ACH Inc. shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of ACH LLC, or otherwise to carry out the provisions hereof, the proper representatives of ACH LLC as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Corporation, and otherwise to carry out the provisions hereof.

ARTICLE IV

TERMINATION

SECTION 4.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of ACH LLC, and ACH Inc.;

(b) by either the Board of Directors ACH LLC, or the Board of Directors of ACH Inc., if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining ACH Inc. or ACH LLC from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

SECTION 4.02 Effect of Termination. If this Agreement is terminated pursuant to Section 4.01, this Agreement shall become void and of no effect with no liability on the part of either party hereto.

ARTICLE V

MISCELLANEOUS

SECTION 5.01 Amendments; No Waivers. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by ACH LLC and by ACH Inc.

3

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 5.02 Entire Agreement. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between ACH Inc. and ACH LLC, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between ACH Inc. and ACH LLC with respect to the subject matter hereof.

SECTION 5.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

SECTION 5.04 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

SECTION 5.05 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 5.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

AC HOLDCO LLC

By:	/s/ Reid E. Simpson
Name:	Reid E. Simpson
Title:	Executive Vice President and
Chief Financial Officer

AC HOLDCO INC.

By:	/s/ Reid E. Simpson
Name:	Reid E. Simpson
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Merger

See Attached.

CERTIFICATE OF MERGER

MERGING

AC HOLDCO LLC

WITH AND INTO

AC HOLDCO INC.

Pursuant to Section 264 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “Act”), the undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The name and state of incorporation or formation of each of the constituent entities to the merger (the “Constituent Entities”) is as follows:

Name	State of Incorporation
AC HoldCo LLC	Delaware
AC Holdco Inc.	Delaware

SECOND: That an Agreement and Plan of Merger dated as of December 31, 2009 (the “Merger Agreement”) between AC HoldCo LLC and AC Holdco Inc., in which AC HoldCo LLC will merge with and into AC Holdco Inc. with AC Holdco Inc. as the surviving entity (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of AC HoldCo LLC and AC Holdco Inc. in accordance with Section 264(c) of the General Corporation Law and Section 18-209(c) of the Act.

THIRD: That the current name of the surviving corporation is AC Holdco Inc. and that, at the Effective Time, the name of the surviving corporation shall be changed to Aircell Holdings Inc. (the “Surviving Corporation”).

FOURTH: That the certificate of incorporation of AC Holdco Inc. in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation immediately after the Effective Time until thereafter amended as provided therein or by applicable law.

FIFTH: The Merger shall become effective at 12:01 a.m. on January 2, 2010 (the “Effective Time”).

SIXTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

Aircell Holdings Inc.

1250 North Arlington Heights Road, Suite 500

Itasca, Illinois 60143

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any member or stockholder of either Constituent Entity, as applicable.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, AC Holdco Inc. has caused this Certificate of Merger to be executed by its duly authorized officer as of this 31st day of December, 2009.

AC HOLDCO LLC

By:
Name:	Reid E. Simpson
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Certificate of Merger]

Exhibit B

Certificate of Incorporation

See Attached.

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AC HOLDCO INC.

The corporation’s name is “AC Holdco Inc.” and it was incorporated under the name “AC Holdco Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 14, 2009. This First Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation’s original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware. The original Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

SECTION 1.01 Name. The name of the corporation is AC Holdco Inc. (the “Corporation”).

ARTICLE II

OFFICE AND REGISTERED AGENT

SECTION 2.01 Registered Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

SECTION 3.01 Corporate Purpose. The Corporation has been formed for the object and purpose of, and the nature of the business to be conducted by the Corporation is, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”), and engaging in any and all activities necessary or incidental to the foregoing. The Corporation shall possess and may exercise all the powers and privileges granted by the General Corporation Law or by any other law, together with any powers incidental thereto, that are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Corporation.

1

ARTICLE IV

CAPITAL STOCK

SECTION 4.01 Capital Stock. (a) Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,065,000 shares, of which 1,000,000 shares shall be Common Stock, par value $0.0001 per share (the “Common Stock”) and 65,000 shares shall be Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

(b) Description of Capital Stock. The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

(i) Preferred Stock. (A) Authority is hereby expressly vested in the Board, subject to the provisions of this Article IV and to the limitations prescribed by law, without stockholder action, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(1) The designation of such series.

(2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation’s capital stock, and whether such dividends shall be cumulative or non-cumulative.

(3) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of the Corporation or of any other Corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

(4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

2

(5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

(6) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

(7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(8) The provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional and/or other special rights and preferences, if any.

(B) Pursuant to the authority conferred by this Section 4.01(b)(i), the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

(1) Class A Senior Convertible Preferred Stock, as more fully described in Exhibit A hereto.

(2) Class B Senior Convertible Preferred Stock, as more fully described in Exhibit B hereto.

(3) Junior Convertible Preferred Stock, as more fully described in Exhibit C hereto.

(C) For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

(ii) Common Stock. The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

(A) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of this Article IV.

3

(B) Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the shares of Common Stock by the Board from time to time out of assets or funds of the Corporation legally available therefor.

(C) Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

(D) With respect to any matter submitted to a vote of the stockholders of the Corporation, each outstanding share of Common Stock shall be entitled to one vote.

(c) Dividends. Dividends shall be paid at such time and in such amounts as determined by the Board and shall be made among the stockholders of the Corporation in cash or other property in amounts determined by the procedures set forth in this Certificate of Incorporation. Notwithstanding any provision to the contrary contained in this Certificate of Incorporation, (i) the Corporation shall not make a distribution to any stockholder of the Corporation if such distribution would violate the General Corporation Law or other applicable law and (ii) the Corporation shall not be required to distribute any amount to the extent that the Corporation could be subject to any liability to refund or repay such amount or any liability arising out of the event giving rise to such amount except to stockholders of the Corporation who have agreed to assume such liability to the extent of the amount to be distributed in connection with such event.

ARTICLE V

DIRECTORS

SECTION 5.01 Director Elections. Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the bylaws of the Corporation. Elections of directors of the Corporation shall take place through normal voting of the stockholders and not by cumulative voting of the stockholders.

SECTION 5.02 Director Liability. To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

4

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 6.01 Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, where the term “person” as used in this Certificate of Incorporation shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01(a) and (b) of this Certificate of Incorporation, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

5

(d) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(e) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(f) For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(g) For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or modification.

6

(i) The Corporation hereby assumes all of the indemnification obligations of AC Holdco LLC, its predecessor as set forth in the Fifth Amended and Restated Limited Liability Company Agreement of AC Holdco LLC.

SECTION 6.02 Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE VII

BYLAWS

SECTION 7.01 Bylaws. The directors of the Corporation shall have the power to adopt, amend or repeal bylaws, in accordance with the terms of such bylaws.

ARTICLE VIII

REORGANIZATION

SECTION 8.01 Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

7

ARTICLE IX

AMENDMENT

SECTION 9.01 Amendment. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and this Certificate of Incorporation and the Exhibits hereto, and all the provisions of this Certificate of Incorporation and all rights conferred on stockholders, directors and officers in this Certificate of Incorporation are subject to this reserved power.

8

EXHIBIT A

CLASS A SENIOR CONVERTIBLE PREFERRED STOCK

1.	Designation and Amount.

This series of Preferred Stock shall be designated as “Class A Senior Convertible Preferred Stock.” The total number of Class A Senior Convertible Preferred Stock that the Company shall have authority to issue is 15,000, with an initial stated capital of $10,000 per share.

2.	Dividends; Liquidation, Dissolution or Winding Up.

(a) Quarterly Dividends on Stated Capital.

(1) The Company shall declare and pay cash dividends on the Class A Senior Convertible Preferred Stock quarterly in arrears on each Dividend Payment Date, at the annual rate of 5.00% per annum on the Stated Capital (defined below) hereof (the “Preferred Return”), out of funds legally available therefor; provided, however, that, the Company may, by notice to the holders of the Class A Senior Convertible Preferred Stock prior to the applicable Dividend Payment Date, and shall, in the absence of such notice and payment of the Preferred Return on the applicable Dividend Payment Date, be deemed to, elect, in lieu of paying the Preferred Return in cash, to pay any such quarterly dividend by increasing the Stated Capital hereof, whereupon such amount shall no longer be considered to be a dividend due under this Section 2(a)(1); provided further, however, that if the Company elects to pay a quarterly dividend by increasing the Stated Capital, such dividend shall be added to the Stated Capital as of the applicable Dividend Payment Date as if it had accrued at an annual rate of 6.00% during the Dividend Period with respect to which it is payable (the “PIK Preferred Return”). The initial stated capital of a share of Class A Senior Convertible Preferred Stock, as the same may be increased by the payment of PIK Preferred Return pursuant to this Section 2(a)(1) or Section 2(a)(3) hereof or decreased pursuant to Section 2(b)(1) hereof, is referred to as the “Stated Capital”.

(2) Dividends of the Preferred Return or the PIK Preferred Return payable when, as and if declared, on a Dividend Payment Date, shall be payable to holders of record for the applicable Dividend Payment Date.

(3) The amount of the Preferred Return or the PIK Preferred Return payable for any period that is shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends of Preferred Return on the Class A Senior Convertible Preferred Stock shall accrue and accumulate as PIK Preferred Return if the Company fails to declare one or more dividends of Preferred Return on the Class A Senior Convertible Preferred Stock in any amount, whether or not the Company is then legally permitted to pay such dividends.

(4) No interest or sum of money in lieu of interest shall be payable on any Preferred Return or PIK Preferred Return not paid on a Dividend Payment Date or any other late payment.

(b) Liquidation, Dissolution or Winding Up.

(1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), subject to the rights of holders of any shares of Capital Stock then outstanding ranking senior to or pari passu with the Class A Senior Convertible Preferred Stock, and before any amount shall be paid or distributed with respect to holders of any class or series of stock issued by the Company which by its terms ranks junior to the Class A Senior Convertible Preferred Stock, including, without limitation, the Class B Senior Convertible Preferred Stock, the Junior Convertible Preferred Stock and the Company’s Common Stock (collectively, the “Junior Stock”), the holders of the Class A Senior Convertible Preferred Stock at the time outstanding will be entitled to receive, on a pro rata basis, out of the net assets of the Company legally available for distribution to stockholders, the then-applicable Liquidation Preference. After the payment to the holders of the Class A Senior Convertible Preferred Stock of the full amounts provided for in this Section 2(b)(1), the holders of the Class A Senior Convertible Preferred Stock will have no right or claim to any of the Company’s remaining assets.

(2) The following shall be treated as a Liquidation Event hereunder: (i) the sale, lease, exchange, license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one transaction or series of related transactions and (ii) a merger, consolidation, tender offer, reorganization, business combination or other transaction as a result of which the holders of the Company’s issued and outstanding voting securities immediately before such transaction own or control less than a majority of the voting securities (calculated on the basis of voting power) of the continuing or surviving entity immediately after such transaction (each such event referred to in (i) and (ii) above, a “Deemed Liquidation Event”).

In the case of a Deemed Liquidation Event:

(A) All of the consideration payable to the holders of the Company’s Capital Stock in a Deemed Liquidation Event shall be aggregated by the Company, as disbursing agent. The Company, acting solely as the disbursing agent of the holders of the Company’s Capital Stock, shall then distribute the aggregate consideration to holders of the Company’s Capital Stock in the same manner such consideration would have been distributed had such distribution been made upon the occurrence of a Liquidation Event in accordance with the priorities and liquidation distribution amounts set forth herein; provided that for purposes of such distribution, the Liquidation Preference shall be that applicable to a Deemed Liquidation Event.

(B) Notwithstanding Section 2(b)(2)(A), if a Deemed Liquidation Event involves the issuance of any equity securities or other equity consideration in a transaction not involving a public offering and any holder of Class A Senior Convertible Preferred Stock otherwise entitled to receive consideration in such transaction is not an “accredited investor” (as such term is defined under Rule 501 of Regulation D of the Securities Act), then the Company may require each holder of Class A Senior Convertible Preferred Stock that is not such an “accredited investor” to, at the Company’s election, (A) receive solely cash in such transaction, (B) otherwise be cashed out (by redemption or otherwise) by the Company or any other holder of Capital Stock prior to the consummation of such Deemed Liquidation Event and/or (C) appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Company, with the intent being that such holder of Class A Senior Convertible Preferred Stock that is not an “accredited investor” receive substantially the same value that such holder would have otherwise received had such holder been an “accredited investor.”

(C) The Company shall take, and shall cause its Subsidiaries to take, such actions as are necessary to give effect to the provisions of this Section 2(b)(2). The Company shall promptly provide to the holders of Class A Senior Convertible Preferred Stock such information concerning the terms of such Deemed Liquidation Event as is reasonably requested by such holders.

(3) Written notice of any Liquidation Event or Deemed Liquidation Event, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Class A Senior Convertible Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, by facsimile transmission or by email, mailed or otherwise sent or delivered not less than ten (10) calendar days prior to any payment date stated therein, to the holders of Class A Senior Convertible Preferred Stock, at the address shown on the books of the Company; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Company’s ability to consummate a Liquidation Event or Deemed Liquidation Event.

(c) Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Company declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Company shall also declare and pay to the holders of the Class A Senior Convertible Preferred Stock, at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Class A Senior Convertible Preferred Stock had all of the outstanding Class A Senior Convertible Preferred Stock and all other classes or series of Capital Stock of the Company (including, without limitation, the Class B Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock) been converted into shares of Common Stock in accordance with the terms thereof immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. Any dividends paid to holders of Class A Senior Convertible Preferred Stock pursuant to this Section 2(c) shall neither (i) reduce the Stated Capital of such holder’s Class A Senior Convertible Preferred Stock nor (ii) be treated as an advance of, or otherwise reduce, such holder’s right to distributions of Preferred Return or PIK Preferred Return pursuant to Section 2(a).

3.	Voting.

(a) Each holder of Series A Convertible Preferred Stock shall be entitled to notice of, and to attend and vote at, general meetings of the Company, and to act by written consent in the same manner as the holders of Common Stock, except such meetings at which only holders of a specified class or series of Capital Stock (other than the Series A Convertible Preferred Stock) are entitled or required by law to vote. Each holder of Series A Convertible Preferred Stock shall be entitled to such number of votes for the Series A Convertible Preferred Stock held by such holder on the record date fixed for such meeting, or on the record date of any written consent, as shall be equal to the whole number of shares of Common Stock into which such holder’s Series A Convertible Preferred Stock are convertible (in accordance with the terms of Section 5 hereof), immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

(b) In addition, prior to the closing of an IPO or the consummation of a Deemed Liquidation Event, neither the Company nor any Subsidiary thereof shall, without the prior approval, by vote or written consent, of the holders of a majority of the Class A Senior Convertible Preferred Stock then outstanding (excluding for purposes of this calculation the shares of Class A Senior Convertible Preferred Stock held by Ripplewood, Thorne and the Thorne Bridge Investors), voting as a separate class (and separately from the holders of the Class B Senior Convertible Preferred Stock, the Junior Convertible Preferred Stock, Common Stock or any other series or class of Capital Stock):

(1) amend, restate or modify the Certificate of Incorporation, the bylaws or other governance documents of the Company which adversely affects the rights of the holders of the Class A Senior Convertible Preferred Stock; provided, however, that the foregoing shall not apply to any issuance of Capital Stock or other securities which have been approved by the Company Board;

(2) declare or pay any preferred return or make any distribution or dividend on or with respect to any Capital Stock other than the (A) distributions or payments of the Preferred Return, (B) distributions or payments of the PIK Preferred Return, (C) distributions or payments of preferred return on Junior Stock so long as the Company is current with respect to payments or distributions of Preferred Return and the Company’s concurrent or most recent payment or distribution on the Class A Senior Convertible Preferred Stock is of Preferred Return, (D) the accrual of PIK preferred return on such Junior Stock in accordance with the terms thereof, and (E) any distribution, dividend or payment which has been approved by the Company Board;

(3) purchase, redeem or retire, directly or indirectly, any Capital Stock of the Company or its Subsidiaries, other than (A) redemption of the Class A Senior Convertible Preferred Stock pursuant to the terms hereof, (B) the mandatory redemption of the Class B Senior Convertible Preferred Stock in accordance with the terms thereof, (C) repurchases of Capital Stock from employees, officers, managers or consultants of the Company or its Subsidiaries under any compensation plan, employment plan or other such plans or agreements approved by the Compensation Committee of Company Board, (D) any purchase, redemption, or retirement of Capital Stock of the Company which has been approved by the Company Board;

(4) incur (or amend in any material respect the terms of) any indebtedness for borrowed money by the Company or its Subsidiaries other than indebtedness (A) the proceeds of which are used to invest in the business of the Company and its Subsidiaries or to refinance outstanding indebtedness of the Company or its Subsidiaries and (B) in an amount, after taking into account the outstanding indebtedness for borrowed money of the Company and its Subsidiaries and any application of the net proceeds therefrom, not to exceed the greater of (i) $50 million or (ii) two times annualized EBITDA based on the EBITDA for the immediately preceding fiscal quarter;

(5) make any material change in the lines of business of the Company or any of its Subsidiaries;

(6) effect any Deemed Liquidation Event in which the holders of the Class A Senior Convertible Preferred Stock would not receive an amount at least equal to their then-applicable Liquidation Preference;

(7) effect any recapitalization of the Company;

(8) acquire the equity or assets of another entity that would be material to the Company and its Subsidiaries, taken as a whole;

(9) change the Company’s independent auditors to an auditor other than Deloitte & Touche LLP, PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLP or their respective successors;

(10) effect any voluntary liquidation, winding up, or dissolution of the Company, or commence or acquiesce in any bankruptcy, insolvency, reorganization, debt arrangement, composition or other case under any bankruptcy, insolvency law, or making of an assignment for the benefit of creditors; and

(11) enter into any transaction between or among the Company and/or any Subsidiary, on the one hand, and any of their respective equity owners, managers/directors, officers, employees or affiliates, on the other hand; provided, however, that nothing in this clause (11) shall be deemed to prohibit (A) the payment of compensation (including salary, bonus and incentive compensation) and customary employee benefits in respect of employment and benefit programs on terms approved by the Company Board, (B) the issuance of the Company’s securities to such person in accordance with pre-emptive rights, (C) transactions between the Company and its wholly-owned Subsidiaries (or between such Subsidiaries), and/or (D) transactions that are on terms no less favorable to the Company and/or its Subsidiaries than those the Company and/or its Subsidiaries could otherwise receive in an arms length transaction from an unaffiliated third party (as determined by the disinterested members of the Company Board).

(c) For the avoidance of doubt the holder of fractional Series A Convertible Preferred Stock issued by the Company shall be entitled proportionately to all the rights and privileges attached to a whole share of Series A Convertible Preferred Stock including without limiting the generality of the foregoing the right to receive the appropriate portion of dividends, to receive the appropriate portion of the sum of the then-applicable Liquidation Preference per share of Series A Convertible Preferred Stock on a Liquidation Event or a Deemed Liquidation Event of the Company, and the right to exercise voting rights in respect of the fractional share.

4.	Redemption.

(a) On or after December 31, 2016, at the election of the holders of at least a majority of the then-outstanding shares of Class A Senior Convertible Preferred Stock voting as a class, the Company shall redeem in cash all of the outstanding shares of Class A Senior Convertible Preferred Stock at a price per share of Class A Senior Convertible Preferred Stock equal to the then-applicable Liquidation Preference thereof. The redemption date specified by the electing holders to the Company in the notice provided for in Section 4(c)(1) hereof is herein referred to as the “Optional Redemption Date”.

(b) For each share of Class A Senior Convertible Preferred Stock which is to be redeemed under this Section 4, the Company shall be obligated on the Optional Redemption Date to pay to the record holder thereof an amount in immediately available funds equal to the then-applicable Liquidation Preference of such share of Class A Senior Convertible Preferred Stock. If the funds of the Company legally available for the redemption of Class A Senior Convertible Preferred Stock on the Optional Redemption Date are insufficient to redeem the total number of shares of Class A Senior Convertible Preferred Stock, those funds which are legally available shall be used to redeem the maximum possible number of shares of Class A Senior Convertible Preferred Stock pro rata among the holders of the Class A Senior Convertible Preferred Stock to be redeemed based upon the aggregate Liquidation Preference of the Class A Senior Convertible Preferred Stock held by such holders, and the remaining shares of Class A Senior Convertible Preferred Stock shall remain outstanding. At any time thereafter when additional funds of the Company are legally available for the redemption of Class A Senior Convertible Preferred Stock, such funds shall immediately be used to redeem the maximum possible number of shares of Class A Senior Convertible Preferred Stock pro rata among the holders of the Class A Senior Convertible Preferred Stock to be redeemed based upon the aggregate Liquidation Preference of the Class A Senior Convertible Preferred Stock held by such holders, which the Company became obligated to redeem on the Optional Redemption Date but which it has not redeemed, until all outstanding shares of Class A Senior Convertible Preferred Stock have been redeemed in full.

(c) Notice.

(1) In order to exercise their right to require the Company to redeem the Class A Senior Convertible Preferred Stock pursuant to this Section 4, the electing holders shall provide the Company with a written notice duly executed by the electing holders holding the requisite number of shares of Class A Senior Convertible Preferred Stock provided for in Section 4(a) hereof, setting forth the names of each of the electing holders, the number of shares of Class A

Senior Convertible Preferred Stock held by each of the electing holders, and the proposed Optional Redemption Date. The proposed Optional Redemption Date shall be not more than 75 nor less than 30 days following the date the notice contemplated by this Section 4(c)(1) is delivered to the Company. The Company shall be entitled to request, and each electing holder shall be required to provide to the Company upon its request, reasonable evidence of ownership of the Class A Senior Convertible Preferred Stock held by such electing holder(s), and if such evidence is not provided upon such request, the Company shall be entitled to disregard the alleged holdings of such holder in determining whether the holders of a majority of the then outstanding shares of Class A Senior Convertible Preferred Stock have elected to exercise their redemption rights provided for in this Section 4. In the event that a holder of Class A Senior Convertible Preferred Stock shall not by written notice designate the name in which the Conversion Shares to be issued upon conversion of such Class A Senior Convertible Preferred Stock should be registered, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Class A Senior Convertible Preferred Stock as shown on the records of the Company.

(2) Except as otherwise provided herein, the Company shall mail written notice of the redemption of Class A Senior Convertible Preferred Stock under this Section 4 to each record holder thereof not more than 60 nor less than 15 days prior to the Optional Redemption Date.

(d) Distributions after Optional Redemption Date.

From and after the Optional Redemption Date, no share of Class A Senior Convertible Preferred Stock shall be entitled to any dividends or distributions (including Preferred Return and PIK Preferred Return) accruing after the Optional Redemption Date, unless the Company defaults in payment of the redemption price for the Class A Senior Convertible Preferred Stock.

5.	Conversion.

(a) Conversion Rights.

(1) At any time and from time to time, any holder of Class A Senior Convertible Preferred Stock may convert all or any portion of the shares of Class A Senior Convertible Preferred Stock (including any fraction of a share) held by such holder into a number of Conversion Shares computed by multiplying the number of shares of Class A Senior Convertible Preferred Stock to be converted by the then-applicable Stated Capital and dividing the result by the Conversion Price then in effect.

(2) The Company may require all of the holders of Class A Senior Convertible Preferred Stock to convert all, and not less than all, of the then outstanding Class A Senior Convertible Preferred Stock into shares of Common Stock upon the closing of an IPO (the “Mandatory Conversion Date”). If the Company elects to require a mandatory conversion pursuant to this Section 5(a)(2), on the Mandatory Conversion Date, each share of Class A Senior Convertible Preferred Stock shall be converted into a number of shares of Common Stock that is equal to the greater of (x) the quotient of: (A) the then-applicable Stated Capital divided by (B) the Conversion Price in effect on the Mandatory

Conversion Date, before giving effect to any adjustments made to the Conversion Price that would have been required pursuant to Section 5(e) to effect an IPO and (y) the quotient of: (A) the then applicable Liquidation Preference of each share assuming that a Deemed Liquidation Event had occurred divided by (B) the initial price per share of Common Stock sold to the public in the IPO before giving any effect to any subdivision or combination of shares undertaken in connection with the consummation of the IPO. For the purposes of determining the initial price per share of Common Stock sold to the public in the IPO pursuant to the calculation set forth in this Section 5(a)(2), the initial price per share of Common Stock sold to the public in the IPO shall in no event be less than the par value of the Common Stock, such par value equal to $0.0001 per share. For the avoidance of doubt, the number of shares outstanding upon the completion of the Mandatory Conversion shall be determined prior to giving effect to any subdivision or combination of shares undertaken in connection with the consummation of the IPO.

(b) Conversion Procedure.

(1) Except as otherwise expressly provided herein, each conversion of Class A Senior Convertible Preferred Stock shall be deemed to have been effected as of the close of business on the date on which such Class A Senior Convertible Preferred Stock have been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of such Class A Senior Convertible Preferred Stock as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any Conversion Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Shares represented thereby.

(2) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (A) below), the Company shall:

(A) register on the Company’s stock register the number of Conversion Shares (excluding any fractional Conversion Share) issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B) deliver to the converting holder payment in cash of the amount payable under Section 5(b)(3) below; and

(C) register on the Company’s stock register shares of new Class A Senior Convertible Preferred Stock representing any portion of the Stated Capital and accrued and unpaid Preferred Return thereon which was represented by the Class A Senior Convertible Preferred Stock surrendered to the Company in connection with such conversion but which was not converted (other than pursuant to Section 5(b)(3) below).

(3) If any fractional Conversion Share would, except for the provisions hereof, be deliverable upon conversion of such Class A Senior Convertible Preferred Stock, the

Company, in lieu of delivering such fractional Conversion Share, may pay an amount in cash equal to the Stated Capital of the portion of the Class A Senior Convertible Preferred Stock that would have been converted into such fractional Conversion Share.

(4) The issuance of Conversion Shares upon conversion of Class A Senior Convertible Preferred Stock shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Conversion Shares. Upon conversion of Class A Senior Convertible Preferred Stock, the Company shall take all such actions as are necessary in order to insure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(5) The Company shall not close its books against the transfer of Conversion Shares issued or issuable upon conversion of Class A Senior Convertible Preferred Stock in any manner which interferes with the timely conversion of such Class A Senior Convertible Preferred Stock. The Company shall assist and cooperate with any holder of Class A Senior Convertible Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of such Class A Senior Convertible Preferred Stock (including, without limitation, making any filings required to be made by the Company).

(6) The Company shall at all times reserve and keep available out of its authorized but unissued Conversion Shares, solely for the purpose of issuance upon the conversion of the Class A Senior Convertible Preferred Stock, such number of Conversion Shares issuable upon the conversion of all outstanding shares of Class A Senior Convertible Preferred Stock. All Conversion Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Conversion Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Conversion Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(c) Conversion Price and Adjustment of Conversion Price.

(1) The initial conversion price shall be $1000.00 (as adjusted from time to time hereunder, the “Conversion Price”), which is equal to an initial conversion rate of 10 Conversion Shares per share of Class A Senior Convertible Preferred Stock. In order to prevent dilution of the conversion rights granted under the Class A Senior Convertible Preferred Stock, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5(c).

(2) If and whenever on or after the Issuance Date the Company issues or sells, or is deemed to have issued or sold, any Capital Stock for a consideration per share of Common Stock less than the Conversion Price in effect immediately prior to such time, the Conversion Price shall be reduced to the Conversion Price determined by dividing

(A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the number of Shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (y) the consideration, if any, received by the Company upon such issue on sale, by (B) the number of Shares of Common Stock Deemed Outstanding immediately after such issuance or sale; provided that no adjustment shall be made to the Conversion Price in connection with any issuance of Excluded Securities.

(d) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 5(c), the following shall be applicable:

(1) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share of Common Stock for which Common Stock are issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share of Common Stock. For purposes of this paragraph, the “price per share of Common Stock for which Common Stock are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities” is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities or in connection with the issuance of any Excluded Securities.

(2) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share of Common Stock for which Common Stock are issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share of Common Stock. For the purposes of this paragraph, the “price per share of Common Stock for which Common Stock are issuable upon conversion or exchange thereof” is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5(c), no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issuance, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Rate would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all holders of the Class A Senior Convertible Preferred Stock.

(4) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Class A Senior Convertible Preferred Stock.

(5) Calculation of Consideration Received. If any Capital Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Capital Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Fair Market Value thereof as of the date of receipt. In case any Capital Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the

Company is the surviving entity, the amount of consideration therefor shall be deemed to be the Fair Market Value of the portion of the net assets of the non-surviving entity that is attributable to such Capital Stock, Options or Convertible Securities, as the case may be.

(6) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together constituting one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

(7) Treasury Stock. The number of shares of Capital Stock outstanding or Shares of Common Stock Deemed Outstanding at any given time does not include shares of Capital Stock owned or held by or for the account of the Company or any Subsidiary, and the disposition of any Capital Stock so owned or held shall be considered an issuance or sale of Capital Stock.

(8) Record Date. If the Company takes a record of the holders of Capital Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Capital Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Capital Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Capital Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, for the purposes of determining any adjustments to the Conversion Price.

(9) No De Minimis Adjustments to Conversion Price. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, that any adjustments which by reason of this Section 5(d)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, that the Company shall adjust the Conversion Price with respect to any such adjustment carried forward and which has not been taken into account within one year of the first such adjustment carried forward or, if earlier, on the Mandatory Conversion Date (as defined above).

(e) Subdivision or Combination of Shares of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation)

stock, securities or assets with respect to or in exchange for Common Stock, in each case other than a Liquidation Event or a Deemed Liquidation Event is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provisions to ensure that each of the holders of the Class A Senior Convertible Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Conversion Shares immediately theretofore acquirable and receivable upon the conversion of such holder’s Class A Senior Convertible Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A Senior Convertible Preferred Stock immediately prior to such Organic Change (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Conversion Shares acquirable and receivable upon conversion of Class A Senior Convertible Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). In each such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(f) with respect to the rights of holders of the Class A Senior Convertible Preferred Stock after the Organic Change to the end that the provisions of this Section 5(f) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Class A Senior Convertible Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable as determined by the Company’s Board of Directors. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(g) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of Capital Stock appreciation rights, phantom Capital Stock rights or other rights with equity features), then the Company’s Board of Directors (the “Company Board”) shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Class A Senior Convertible Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of Conversion Shares issuable upon conversion of the Class A Senior Convertible Preferred Stock then outstanding.

(h) FCC Consent. Notwithstanding any provision to the contrary herein, the Class A Senior Convertible Preferred Stock shall convert only upon prior approval of the Federal Communications Commission (the “FCC”), if such approval is required in order to comply with applicable regulations promulgated by the FCC; provided, however, that the Company shall use reasonable best efforts to obtain such approval, if required, as expeditiously as reasonably practicable.

(i) Notices. (1) Promptly following any adjustment of the Conversion Price, the Company shall send written notice thereof to the holders of the Class A Senior Convertible Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(2) The Company shall give written notice to all holders of Class A Senior Convertible Preferred Stock at least 10 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any dissolution or liquidation.

(3) The Company shall also give written notice to the holders of Class A Senior Convertible Preferred Stock at least 10 days prior to the date on which any Organic Change shall take place.

6.	Transfer Restrictions.

(a) Any Transfer of any share of Class A Senior Convertible Preferred Stock shall be subject to the restrictions and provisions set forth in Article V of the Stockholders’ Agreement.

(b) If certificated, each certificate representing the Class A Senior Convertible Preferred Stock issued upon any Transfer shall bear the legends set forth in the Form of Certificate attached to this Certificate of Designations to the extent applicable and any additional legends as may be reasonably required by the Company.

7.	Incorporation.

All the provisions of this Exhibit shall be deemed to be incorporated in, and made a part of, the Certificate of Incorporation. Except as expressly provided herein, the Class A Senior Convertible Preferred Stock and the holders thereof are subject to the provisions of the Certificate of Incorporation and the Stockholders’ Agreement.

8.	Definitions.

For purposes of the Class A Senior Convertible Preferred Stock, the following capitalized terms have the meaning set forth below. All other terms used but not defined herein shall have the meanings ascribed thereto by the Company’s Certificate of Incorporation or the Stockholders’ Agreement.

“Capital Stock” means, collectively the Company’s Common Stock, Class A Senior Convertible Preferred Stock, Class B Senior Convertible Preferred Stock, Junior Convertible Preferred Stock and any other class of capital stock of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Capital Stock.

“Conversion Shares” means authorized but unissued shares of Common Stock issuable upon conversion or exchange of the Class A Senior Convertible Preferred Stock; provided that if there is a change such that the securities issuable upon conversion or exchange of the Class A Senior Convertible Preferred Stock are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term “Conversion Share” shall mean one share of the security issuable upon conversion or exchange of the Class A Senior Convertible Preferred Stock.

“Dividend Payment Date” means (i) the last calendar day of March, June, September and December of each year, or the following Business Day if such day is not a Business Day, prior to the Mandatory Conversion Date, commencing on March 31, 2010, and (ii) the Mandatory Conversion Date.

“Dividend Period” means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the Issuance Date.

“EBITDA” means net income (loss) before interest expense, income taxes, depreciation and amortization and equity-based compensation expense.

“Excluded Securities” means (i) issuances to employees, consultants and members of the board of directors (or similar governing body) of the Company or its subsidiaries in connection with the performance of services in such capacities and made pursuant to a plan adopted by the Company Board of shares of Common Stock (or options/warrants to acquire such shares or securities issued in replacement thereof) in addition to any such shares outstanding on the Issuance Date, (ii) issuances of Common Stock (or options/warrants to acquire such shares) from time to time not to exceed $50 million in value in the aggregate (a) in connection with business combinations, asset purchases, licensing arrangements or other comparable transactions approved by the Company Board, or (b) to unaffiliated, third party strategic partners, vendors, lessors, landlords, and financing sources approved by the Company Board in respect of the relationships or services thereof, (iii) issuance of Common Stock upon the conversion of Class A Senior Convertible Preferred Stock, Class B Senior Convertible Preferred Stock, Junior Convertible Preferred Stock, exercise of options and exercise of warrants, and/or (iv) issuances of equity securities in connection with an IPO.

“Fair Market Value” means the fair market value as reasonably determined by the Company Board, who may rely upon any valuation factors or other information, including the advice of independent advisors, deemed appropriate by the Company Board.

“IPO” shall mean the initial public offering of the common equity of the Company, or any successor-in-interest to the Company, whether such offering is a primary offering, a secondary offering or a combination of the two, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“Issuance Date” means the first date of issuance of the Class A Senior Convertible Preferred Stock.

“Liquidation Preference” means, with respect to any share of Class A Senior Convertible Preferred Stock, the greater of the following amounts:

(1) (a) If a Deemed Liquidation Event occurs during the period from the Issuance Date through and including the 365th day following the Issuance Date (“Year One”), an amount equal to the Stated Capital of such share of Class A Senior Convertible Preferred Stock, plus any accrued and unpaid Preferred Return thereon, multiplied by 1.33;

(b) If a Deemed Liquidation Event occurs after Year One and on or prior to the 365th day following the end of Year One (“Year Two”), an amount equal to the Stated Capital of such share of Class A Senior Convertible Preferred Stock, plus any accrued and unpaid Preferred Return thereon, multiplied by 1.67;

(c) If a Deemed Liquidation Event occurs after the end of Year Two, an amount equal to the Stated Capital of such share of Class A Senior Convertible Preferred Stock, plus any accrued and unpaid Preferred Return thereon, multiplied by 2.0; or

(d) If a Liquidation Event (other than a Deemed Liquidation Event) occurs at any time, or a redemption pursuant to Section 4 hereof occurs on or after December 31, 2016, an amount equal to the Stated Capital of such share of Class A Senior Convertible Preferred Stock, plus any accrued and unpaid Preferred Return thereon; and

(2) If a Liquidation Event occurs at any time, the amount that would have been payable or distributable with respect to the Conversion Shares into which such share of Class A Senior Convertible Preferred Stock would have been converted pursuant to Section 5 hereof, assuming that all other classes or series of Capital Stock of the Company (including, without limitation, the Class B Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock) were also converted into shares of Common Stock in accordance with the terms thereof, in each case immediately prior to such Liquidation Event.

“Options” means any rights, warrants or options to subscribe for or purchase Capital Stock or Convertible Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Ripplewood” has the meaning set forth in the Stockholders’ Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares of Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 5(c)(2) hereof, regardless of whether or not the Options and Convertible Securities are actually exercisable at such time, but including any Conversion Shares issuable upon conversion of the Class A Senior Convertible Preferred Stock, shares of Common Stock issuable upon conversion of the Class B Senior Convertible Preferred Stock and shares of Common Stock issuable upon conversion of the Junior Convertible Preferred Stock.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of December 31, 2009, between AC Holdco Inc. and the stockholders of the Company party thereto.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; provided that if such entity is governed by a board of directors or similar body in substantially the same manner as a corporation, then the foregoing clause (i) shall apply to determine if such entity is a “Subsidiary”. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Thorne” has the meaning set forth in the Stockholders’ Agreement.

“Thorne Bridge Investors” has the meaning set forth in the Stockholders’ Agreement.

“Transfer” has the meaning set forth in the Stockholders’ Agreement.

[Form of Class A Senior Convertible Preferred Stock Certificate]

THIS CLASS A SENIOR CONVERTIBLE PREFERRED STOCK CERTIFICATE (“CERTIFICATE”) CERTIFIES THAT [NAME OF CLASS A SENIOR CONVERTIBLE PREFERRED STOCKHOLDER] IS A CLASS A SENIOR CONVERTIBLE PREFERRED STOCKHOLDER OF AC HOLDCO INC. (THE “COMPANY”) AND THAT SUCH CLASS A SENIOR CONVERTIBLE PREFERRED STOCKHOLDER IS THE OWNER OF $         STATED CAPITAL OF CLASS A SENIOR CONVERTIBLE PREFERRED STOCK. IF NOT PREVIOUSLY CONVERTED, THIS CERTIFICATE IS SUBJECT TO REDEMPTION ON DECEMBER 31, 2016.

Legends

THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN, AND FORMS AN INTEGRAL PART OF, THE COMPANY’S CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”). A COPY OF SUCH AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS’ AGREEMENT, DATED AS OF DECEMBER 31, 2009, AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

EXHIBIT B

CLASS B SENIOR CONVERTIBLE PREFERRED STOCK

1

1.	Designation and Amount.

This series of Preferred Stock shall be designated as “Class B Senior Convertible Preferred Stock.” The total number of Class B Senior Convertible Preferred Stock that the Company shall have authority to issue is 30,000, with an initial stated capital of $10,000 per share.

2.	Dividends; Liquidation, Dissolution or Winding Up.

(a) Quarterly Dividends on Stated Capital.

(1) The Company shall declare and pay cash dividends on the Class B Senior Convertible Preferred Stock quarterly in arrears on each Dividend Payment Date, at the annual rate of 5.00% per annum on the Stated Capital (defined below) hereof (the “Preferred Return”), out of funds legally available therefor; provided, however, that, the Company may, by notice to the holders of the Class B Senior Convertible Preferred Stock prior to the applicable Dividend Payment Date, and shall, in the absence of such notice and payment of the Preferred Return on the applicable Dividend Payment Date, be deemed to, elect, in lieu of paying the Preferred Return in cash, to pay any such quarterly dividend by increasing the Stated Capital hereof, whereupon such amount shall no longer be considered to be a dividend due under this Section 2(a)(1); provided further, however, that if the Company elects to pay a quarterly dividend by increasing the Stated Capital, such dividend shall be added to the Stated Capital as of the applicable Dividend Payment Date as if it had accrued at an annual rate of 6.00% during the Dividend Period with respect to which it is payable (the “PIK Preferred Return”). The initial stated capital of a share of Class B Senior Convertible Preferred Stock, as the same may be increased by the payment of PIK Preferred Return pursuant to this Section 2(a)(1) or Section 2(a)(3) hereof or decreased pursuant to Section 2(b)(1) hereof, is referred to as the “Stated Capital”.

(2) Dividends of the Preferred Return or the PIK Preferred Return payable when, as and if declared, on a Dividend Payment Date, shall be payable to holders of record for the applicable Dividend Payment Date.

(3) The amount of the Preferred Return or the PIK Preferred Return payable for any period that is shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends of Preferred Return on the Class B Senior Convertible Preferred Stock shall accrue and accumulate as PIK Preferred Return if the Company fails to declare one or more dividends of Preferred Return on the Class B Senior Convertible Preferred Stock in any amount, whether or not the Company is then legally permitted to pay such dividends.

(4) No interest or sum of money in lieu of interest shall be payable on any Preferred Return or PIK Preferred Return not paid on a Dividend Payment Date or any other late payment.

2

(b) Liquidation, Dissolution or Winding Up.

(1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), subject to the rights of holders of any shares of Capital Stock then outstanding ranking senior to or pari passu with the Class A Senior Convertible Preferred Stock, after the holders of the Class A Senior Convertible Preferred Stock shall have received in full their then applicable liquidation preference in accordance with the terms thereof and before any amount shall be paid or distributed with respect to holders of any class or series of stock issued by the Company which by its terms ranks junior to the Class B Senior Convertible Preferred Stock, including, without limitation, the Junior Convertible Preferred Stock and the Company’s Common Stock (collectively, the “Junior Securities”), the holders of the Class B Senior Convertible Preferred Stock at the time outstanding will be entitled to receive, on a pro rata basis, out of the net assets of the Company legally available for distribution to stockholders, the then-applicable Liquidation Preference. After the payment to the holders of the Class B Senior Convertible Preferred Stock of the full amounts provided for in this Section 2(b)(1), the holders of the Class B Senior Convertible Preferred Stock will have no right or claim to any of the Company’s remaining assets.

(2) The following shall be treated as a Liquidation Event hereunder: (i) the sale, lease, exchange, license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one transaction or series of related transactions and (ii) a merger, consolidation, tender offer, reorganization, business combination or other transaction as a result of which the holders of the Company’s issued and outstanding voting securities immediately before such transaction own or control less than a majority of the voting securities (calculated on the basis of voting power) of the continuing or surviving entity immediately after such transaction (each such event referred to in (i) and (ii) above, a “Deemed Liquidation Event”).

In the case of a Deemed Liquidation Event:

(A) All of the consideration payable to the holders of the Company’s Capital Stock in a Deemed Liquidation Event shall be aggregated by the Company, as disbursing agent. The Company, acting solely as the disbursing agent of the holders of the Company’s Capital Stock, shall then distribute the aggregate consideration to holders of the Company’s Capital Stock in the same manner such consideration would have been distributed had such distribution been made upon the occurrence of a Liquidation Event in accordance with the priorities and liquidation distribution amounts set forth herein; provided that for purposes of such distribution, the Liquidation Preference shall be that applicable to a Deemed Liquidation Event.

(B) Notwithstanding Section 2(b)(2)(A), if a Deemed Liquidation Event involves the issuance of any equity securities or other equity consideration in a transaction not involving a public offering and any holder of Class B Senior Convertible Preferred Stock otherwise entitled to receive consideration in such transaction is not an “accredited investor” (as such term is defined under Rule 501

3

of Regulation D of the Securities Act), then the Company may require each holder of Class B Senior Convertible Preferred Stock that is not such an “accredited investor” to, at the Company’s election, (A) receive solely cash in such transaction, (B) otherwise be cashed out (by redemption or otherwise) by the Company or any other holder of Capital Stock prior to the consummation of such Deemed Liquidation Event and/or (C) appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Company, with the intent being that such holder of Class B Senior Convertible Preferred Stock that is not an “accredited investor” receive substantially the same value that such holder would have otherwise received had such holder been an “accredited investor.”

(C) The Company shall take, and shall cause its Subsidiaries to take, such actions as are necessary to give effect to the provisions of this Section 2(b)(2). The Company shall promptly provide to the holders of Class B Senior Convertible Preferred Stock such information concerning the terms of such Deemed Liquidation Event as is reasonably requested by such holders.

(3) Written notice of any Liquidation Event or Deemed Liquidation Event, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Class B Senior Convertible Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, by facsimile transmission or by email, mailed or otherwise sent or delivered not less than ten (10) calendar days prior to any payment date stated therein, to the holders of Class B Senior Convertible Preferred Stock, at the address shown on the books of the Company; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Company’s ability to consummate a Liquidation Event or Deemed Liquidation Event.

(c) Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Company declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Company shall also declare and pay to the holders of the Class B Senior Convertible Preferred Stock, at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Class B Senior Convertible Preferred Stock had all of the outstanding Class B Senior Convertible Preferred Stock and all other classes or series of Capital Stock of the Company (including, without limitation, the Class A Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock) been converted into shares of Common Stock in accordance with the terms thereof immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. Any dividends paid to holders of Class B Senior Convertible Preferred Stock pursuant to this Section 2(c) shall neither (i) reduce the Stated Capital of such holder’s Class B Senior Convertible Preferred Stock nor (ii) be treated as an advance of, or otherwise reduce, such holder’s right to distributions of Preferred Return or PIK Preferred Return pursuant to Section 2(a).

4

3.	Voting.

(a) Each holder of Series B Convertible Preferred Stock shall be entitled to notice of, and to attend and vote at, general meetings of the Company, except such meetings at which only holders of a specified class or series of Capital Stock (other than the Series B Convertible Preferred Stock) are entitled or required by law to vote. Each holder of Series B Convertible Preferred Stock shall be entitled to such number of votes for the Series B Convertible Preferred Stock held by such holder on the record date fixed for such meeting, as shall be equal to the whole number of shares of Common Stock into which such holder’s Series B Convertible Preferred Stock are convertible (in accordance with the terms of Section 5 hereof), immediately after the close of business on the record date fixed for such meeting.

(b) For the avoidance of doubt the holder of fractional Series B Convertible Preferred Stock issued by the Company shall be entitled proportionately to all the rights and privileges attached to a whole share of Series B Convertible Preferred Stock including without limiting the generality of the foregoing the right to receive the appropriate portion of dividends, to receive the appropriate portion of the sum of the then-applicable Liquidation Preference per share of Series B Convertible Preferred Stock on a Liquidation Event or Deemed Liquidation Event of the Company, and the right to exercise voting rights in respect of the fractional share.

4.	Subordination.

The Class B Senior Convertible Preferred Stock are expressly subordinated in right of payment to the Class A Senior Convertible Preferred Stock. No payment or distribution of Preferred Return shall be made on the Class B Preferred Stock unless the Company is current with respect to payments or distributions of preferred return on the Class A Preferred Stock. No other payment or distribution, including, without limitation, upon a Liquidation Event or a Deemed Liquidation Event, shall be made on the Class B Senior Convertible Preferred Stock unless and until holders of the Class A Senior Convertible Preferred Stock have first received their then-applicable liquidation preference, including any accrued and unpaid preferred return thereon, pursuant to the terms thereof.

5.	Redemption.

(a) On or after December 31, 2016, at the election of the holders of at least a majority of the then-outstanding shares of Class B Senior Convertible Preferred Stock voting as a class, the Company shall redeem in cash all of the outstanding shares of Class B Senior Convertible Preferred Stock at a price per share of Class B Senior Convertible Preferred Stock equal to the then-applicable Liquidation Preference thereof. The redemption date specified by the electing holders to the Company in the notice provided for in Section 5(c)(1) hereof is herein referred to as the “Optional Redemption Date”.

(b) For each share of Class B Senior Convertible Preferred Stock which is to be redeemed under this Section 5, the Company shall be obligated on the Optional Redemption Date to pay to the record holder thereof an amount in immediately available funds equal to the then-applicable Liquidation Preference of such share of Class B Senior Convertible Preferred Stock. If the funds of the Company legally available for the redemption of Class B Senior

5

Convertible Preferred Stock on the Optional Redemption Date are insufficient to redeem the total number of shares of Class B Senior Convertible Preferred Stock, those funds which are legally available shall be used to redeem the maximum possible number of shares of Class B Senior Convertible Preferred Stock pro rata among the holders of the Class B Senior Convertible Preferred Stock to be redeemed based upon the aggregate Liquidation Preference of the Class B Senior Convertible Preferred Stock held by such holders, and the remaining shares of Class B Senior Convertible Preferred Stock shall remain outstanding. At any time thereafter when additional funds of the Company are legally available for the redemption of Class B Senior Convertible Preferred Stock, such funds shall immediately be used to redeem the maximum possible number of shares of Class B Senior Convertible Preferred Stock pro rata among the holders of the Class B Senior Convertible Preferred Stock to be redeemed based upon the aggregate Liquidation Preference of the Class B Senior Convertible Preferred Stock held by such holders, which the Company became obligated to redeem on the Optional Redemption Date but which it has not redeemed, until all outstanding shares of Class B Senior Convertible Preferred Stock have been redeemed in full.

(c) Notice.

(1) In order to exercise their right to require the Company to redeem the Class B Senior Convertible Preferred Stock pursuant to this Section 5, the electing holders shall provide the Company with a written notice duly executed by the electing holders holding the requisite number of shares of Class B Senior Convertible Preferred Stock provided for in Section 5(a) hereof, setting forth the names of each of the electing holders, the number of shares of Class B Senior Convertible Preferred Stock held by each of the electing holders, and the proposed Optional Redemption Date. The proposed Optional Redemption Date shall be not more than 75 nor less than 30 days following the date the notice contemplated by this Section 5(c)(1) is delivered to the Company. The Company shall be entitled to request, and each electing holder shall be required to provide to the Company upon its request, reasonable evidence of ownership of the Class B Senior Convertible Preferred Stock held by such electing holder(s), and if such evidence is not provided upon such request, the Company shall be entitled to disregard the alleged holdings of such holder in determining whether the holders of a majority of the then outstanding shares of Class B Senior Convertible Preferred Stock have elected to exercise their redemption rights provided for in this Section 5. In the event that a holder of Class B Senior Convertible Preferred Stock shall not by written notice designate the name in which the Conversion Shares to be issued upon conversion of such Class B Senior Convertible Preferred Stock should be registered, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Class B Senior Convertible Preferred Stock as shown on the records of the Company.

(2) Except as otherwise provided herein, the Company shall mail written notice of the redemption of Class B Senior Convertible Preferred Stock under this Section 5 to each record holder thereof not more than 60 nor less than 15 days prior to the Optional Redemption Date.

(d) Distributions after Optional Redemption Date.

From and after the Optional Redemption Date, no share of Class B Senior Convertible Preferred Stock shall be entitled to any dividends or distributions (including Preferred Return and PIK Preferred Return) accruing after the Optional Redemption Date, unless the Company defaults in payment of the redemption price for the Class B Senior Convertible Preferred Stock.

6

6.	Conversion.

(a) Conversion Rights.

(1) At any time and from time to time, any holder of Class B Senior Convertible Preferred Stock may convert all or any portion of the shares of Class B Senior Convertible Preferred Stock (including any fraction of a share) held by such holder into a number of Conversion Shares computed by multiplying the number of shares of Class B Senior Convertible Preferred Stock to be converted by the then-applicable Stated Capital and dividing the result by the Conversion Price then in effect.

(2) The Company may require all of the holders of Class B Senior Convertible Preferred Stock to convert all, and not less than all, of the then outstanding Class B Senior Convertible Preferred Stock into shares of Common Stock upon the closing of an IPO (the “Mandatory Conversion Date”). If the Company elects to require a mandatory conversion pursuant to this Section 6(a)(2), on the Mandatory Conversion Date, each share of Class B Senior Convertible Preferred Stock shall be converted into the number of shares of Common Stock that is equal to the quotient of: (A) the Stated Capital then applicable to such share, divided by (B) the lesser of (i) the Conversion Price in effect on the Mandatory Conversion Date, before giving effect to any adjustments made to the Conversion Price that would have been required pursuant to Section 6(e) to effect an IPO and (ii) the initial price per share of Common Stock sold to the public in the IPO giving any effect to any subdivision or combination of shares undertaken in connection with the consummation of the IPO. For the purposes of determining the initial price per share of Common Stock sold to the public in the IPO pursuant to the calculation set forth in this Section 6(a)(2), the initial price per share of Common Stock sold to the public in the IPO shall in no event be less than the par value of the Common Stock, such par value equal to $0.0001 per share. For the avoidance of doubt, the number of shares outstanding upon the completion of the Mandatory Conversion shall be determined prior to giving effect to any subdivision or combination of shares undertaken in connection with the consummation of the IPO.

(b) Conversion Procedure.

(1) Except as otherwise expressly provided herein, each conversion of Class B Senior Convertible Preferred Stock shall be deemed to have been effected as of the close of business on the date on which such Class B Senior Convertible Preferred Stock have been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of such Class B Senior Convertible Preferred Stock as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any Conversion Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Shares represented thereby.

7

(2) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (A) below), the Company shall:

(A) register on the Company’s stock register the number of Conversion Shares (excluding any fractional Conversion Share) issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B) deliver to the converting holder payment in cash of the amount payable under Section 6(b)(3) below; and

(C) register on the Company’s stock register shares of new Class B Senior Convertible Preferred Stock representing any portion of the Stated Capital and accrued and unpaid Preferred Return thereon which was represented by the Class B Senior Convertible Preferred Stock surrendered to the Company in connection with such conversion but which was not converted (other than pursuant to Section 6(b)(3) below).

(3) If any fractional Conversion Share would, except for the provisions hereof, be deliverable upon conversion of such Class B Senior Convertible Preferred Stock, the Company, in lieu of delivering such fractional Conversion Share, may pay an amount in cash equal to the Stated Capital of the portion of the Class B Senior Convertible Preferred Stock that would have been converted into such fractional Conversion Share.

(4) The issuance of Conversion Shares upon conversion of Class B Senior Convertible Preferred Stock shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Conversion Shares. Upon conversion of Class B Senior Convertible Preferred Stock, the Company shall take all such actions as are necessary in order to insure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(5) The Company shall not close its books against the transfer of Conversion Shares issued or issuable upon conversion of Class B Senior Convertible Preferred Stock in any manner which interferes with the timely conversion of such Class B Senior Convertible Preferred Stock. The Company shall assist and cooperate with any holder of Class B Senior Convertible Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of such Class B Senior Convertible Preferred Stock (including, without limitation, making any filings required to be made by the Company).

(6) The Company shall at all times reserve and keep available out of its authorized but unissued Conversion Shares, solely for the purpose of issuance upon the conversion of the Class B Senior Convertible Preferred Stock, such number of Conversion Shares issuable upon the conversion of all outstanding shares of Class B Senior Convertible Preferred Stock. All Conversion Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

8

The Company shall take all such actions as may be necessary to assure that all such Conversion Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Conversion Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(c) Conversion Price and Adjustment of Conversion Price.

(1) The initial conversion price shall be $1000.00 (as adjusted from time to time hereunder, the “Conversion Price”), which is equal to an initial conversion rate of 10 Conversion Shares per share of Class B Senior Convertible Preferred Stock. In order to prevent dilution of the conversion rights granted under the Class B Senior Convertible Preferred Stock, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6(c).

(2) If and whenever on or after the Issuance Date the Company issues or sells, or is deemed to have issued or sold, any Capital Stock for a consideration per share of Common Stock less than the Conversion Price in effect immediately prior to such time, the Conversion Price shall be reduced to the Conversion Price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the number of Shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (y) the consideration, if any, received by the Company upon such issue on sale, by (B) the number of Shares of Common Stock Deemed Outstanding immediately after such issuance or sale; provided that no adjustment shall be made to the Conversion Price in connection with any issuance of Excluded Securities.

(d) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6(c), the following shall be applicable:

(1) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share of Common Stock for which Common Stock are issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share of Common Stock. For purposes of this paragraph, the “price per share of Common Stock for which Common Stock are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities” is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to

9

the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities or in connection with the issuance of any Excluded Securities.

(2) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share of Common Stock for which Common Stock are issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share of Common Stock. For the purposes of this paragraph, the “price per share of Common Stock for which Common Stock are issuable upon conversion or exchange thereof” is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issuance, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Rate would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all holders of the Class B Senior Convertible Preferred Stock.

(4) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Rate which

10

would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Class B Senior Convertible Preferred Stock.

(5) Calculation of Consideration Received. If any Capital Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Capital Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Fair Market Value thereof as of the date of receipt. In case any Capital Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the Fair Market Value of the portion of the net assets of the non-surviving entity that is attributable to such Capital Stock, Options or Convertible Securities, as the case may be.

(6) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together constituting one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

(7) Treasury Stock. The number of shares of Capital Stock outstanding or Shares of Common Stock Deemed Outstanding at any given time does not include shares of Capital Stock owned or held by or for the account of the Company or any Subsidiary, and the disposition of any Capital Stock so owned or held shall be considered an issuance or sale of Capital Stock.

(8) Record Date. If the Company takes a record of the holders of Capital Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Capital Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Capital Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Capital Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, for the purposes of determining any adjustments to the Conversion Price.

(9) No De Minimis Adjustments to Conversion Price. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, that any adjustments which by reason of this Section 6(d)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, that the Company shall adjust the Conversion Price with respect to any such adjustment carried forward and which has not been taken into account within one year of the first such adjustment carried forward or, if earlier, on the Mandatory Conversion Date (as defined above).

11

(e) Subdivision or Combination of Shares of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, in each case other than a Liquidation Event or a Deemed Liquidation Event is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provisions to ensure that each of the holders of the Class B Senior Convertible Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Conversion Shares immediately theretofore acquirable and receivable upon the conversion of such holder’s Class B Senior Convertible Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class B Senior Convertible Preferred Stock immediately prior to such Organic Change (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Conversion Shares acquirable and receivable upon conversion of Class B Senior Convertible Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). In each such case, appropriate adjustment shall be made in the application of the provisions of this Section 6(f) with respect to the rights of holders of the Class B Senior Convertible Preferred Stock after the Organic Change to the end that the provisions of this Section 6(f) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Class B Senior Convertible Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable as determined by the Company’s Board of Directors. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(g) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of Capital Stock appreciation rights, phantom Capital Stock rights or other rights

12

with equity features), then the Company’s Board of Directors (the “Company Board”) shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Class B Senior Convertible Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of Conversion Shares issuable upon conversion of the Class B Senior Convertible Preferred Stock then outstanding.

(h) FCC Consent. Notwithstanding any provision to the contrary herein, the Class B Senior Convertible Preferred Stock shall convert only upon prior approval of the Federal Communications Commission (the “FCC”), if such approval is required in order to comply with applicable regulations promulgated by the FCC; provided, however, that the Company shall use reasonable best efforts to obtain such approval, if required, as expeditiously as reasonably practicable.

(i) Notices. (1) Promptly following any adjustment of the Conversion Price, the Company shall send written notice thereof to the holders of the Class B Senior Convertible Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(2) The Company shall give written notice to all holders of Class B Senior Convertible Preferred Stock at least 10 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any dissolution or liquidation.

(3) The Company shall also give written notice to the holders of Class B Senior Convertible Preferred Stock at least 10 days prior to the date on which any Organic Change shall take place.

7.	Transfer Restrictions.

(a) Any Transfer of any share of Class B Senior Convertible Preferred Stock shall be subject to the restrictions and provisions set forth in Article V of the Stockholders’ Agreement.

(b) If certificated, each certificate representing the Class B Senior Convertible Preferred Stock issued upon any Transfer shall bear the legends set forth in the Form of Certificate attached to this Certificate of Designations to the extent applicable and any additional legends as may be reasonably required by the Company.

8.	Incorporation.

All the provisions of this Exhibit shall be deemed to be incorporated in, and made a part of, the Certificate of Incorporation. Except as expressly provided herein, the Class B Senior Convertible Preferred Stock and the holders thereof are subject to the provisions of the Certificate of Incorporation and the Stockholders’ Agreement.

13

9.	Definitions.

For purposes of the Class B Senior Convertible Preferred Stock, the following capitalized terms have the meaning set forth below. All other terms used but not defined herein shall have the meanings ascribed thereto by the Company’s Certificate of Incorporation or the Stockholders’ Agreement.

“Capital Stock” means, collectively the Company’s Common Stock, Class A Senior Convertible Preferred Stock, Class B Senior Convertible Preferred Stock, Junior Convertible Preferred Stock and any other class of capital stock of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Capital Stock.

“Conversion Shares” means authorized but unissued shares of Common Stock issuable upon conversion or exchange of the Class B Senior Convertible Preferred Stock; provided that if there is a change such that the securities issuable upon conversion or exchange of the Class B Senior Convertible Preferred Stock are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term “Conversion Share” shall mean one share of the security issuable upon conversion or exchange of the Class B Senior Convertible Preferred Stock.

“Dividend Payment Date” means (i) the last calendar day of March, June, September and December of each year, or the following Business Day if such day is not a Business Day, prior to the Mandatory Conversion Date, commencing on March 31, 2010, and (ii) the Mandatory Conversion Date.

“Dividend Period” means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the Issuance Date.

“EBITDA” means net income (loss) before interest expense, income taxes, depreciation and amortization and equity-based compensation expense.

“Excluded Securities” means (i) issuances to employees, consultants and members of the board of directors (or similar governing body) of the Company or its subsidiaries in connection with the performance of services in such capacities and made pursuant to a plan adopted by the Company Board of shares of Common Stock (or options/warrants to acquire such shares or securities issued in replacement thereof) in addition to any such shares outstanding on the Issuance Date, (ii) issuances of Common Stock (or options/warrants to acquire such shares) from time to time not to exceed $50 million in value in the aggregate (a) in connection with business combinations, asset purchases, licensing arrangements or other comparable transactions approved by the Company Board, or (b) to unaffiliated, third party strategic partners, vendors, lessors, landlords, and financing sources approved by the Company Board in respect of the relationships or services thereof, (iii) issuance of Common Stock upon the conversion of Class A

14

Senior Convertible Preferred Stock, Class B Senior Convertible Preferred Stock, Junior Convertible Preferred Stock, exercise of options and exercise of warrants, and/or (iv) issuances of equity securities in connection with an IPO.

“Fair Market Value” means the fair market value as reasonably determined by the Company Board, who may rely upon any valuation factors or other information, including the advice of independent advisors, deemed appropriate by the Company Board.

“IPO” shall mean the initial public offering of the common equity of the Company, or any successor-in-interest to the Company, whether such offering is a primary offering, a secondary offering or a combination of the two, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“Issuance Date” means the first date of issuance of the Class B Senior Convertible Preferred Stock.

“Liquidation Preference” means, with respect to any share of Class B Senior Convertible Preferred Stock, the greater of the following amounts:

(1) an amount equal to the Stated Capital of such share of Class B Senior Convertible Preferred Stock, plus any accrued and unpaid Preferred Return thereon; and

(2) If a Liquidation Event occurs at any time, the amount that would have been payable or distributable with respect to the Conversion Shares into which such share of Class B Senior Convertible Preferred Stock would have been converted pursuant to Section 6 hereof, assuming that all other classes or series of Capital Stock of the Company (including, without limitation, the Class A Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock) were also converted into shares of Common Stock in accordance with the terms thereof, in each case immediately prior to such Liquidation Event.

“Options” means any rights, warrants or options to subscribe for or purchase Capital Stock or Convertible Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Ripplewood” has the meaning set forth in the Stockholders’ Agreement

“Securities Act” means the Securities Act of 1933, as amended.

“Shares of Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 6(c)(2) hereof, regardless of whether or not the Options and Convertible Securities are actually exercisable at such time, but including any Conversion Shares issuable upon conversion of the Class A Senior Convertible Preferred Stock, shares of Common Stock issuable upon conversion of the Class B Senior Convertible Preferred Stock and shares of Common Stock issuable upon conversion of the Junior Convertible Preferred Stock.

15

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of December 31, 2009, between AC Holdco Inc. and the stockholders of the Company party thereto.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; provided that if such entity is governed by a board of directors or similar body in substantially the same manner as a corporation, then the foregoing clause (i) shall apply to determine if such entity is a “Subsidiary”. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Thorne” has the meaning set forth in the Stockholders’ Agreement.

“Thorne Bridge Investors” has the meaning set forth in the Stockholders’ Agreement.

“Transfer” has the meaning set forth in the Stockholders’ Agreement.

16

[Form of Class B Senior Convertible Preferred Stock Certificate]

THIS CLASS B SENIOR CONVERTIBLE PREFERRED STOCK CERTIFICATE (“CERTIFICATE”) CERTIFIES THAT [NAME OF CLASS B SENIOR CONVERTIBLE PREFERRED STOCKHOLDER] IS A CLASS B SENIOR CONVERTIBLE PREFERRED STOCKHOLDER OF AC HOLDCO INC. (THE “COMPANY”) AND THAT SUCH CLASS B SENIOR CONVERTIBLE PREFERRED STOCKHOLDER IS THE OWNER OF $         STATED CAPITAL OF CLASS B SENIOR CONVERTIBLE PREFERRED STOCK. IF NOT PREVIOUSLY CONVERTED, THIS CERTIFICATE IS SUBJECT TO REDEMPTION ON DECEMBER 31, 2016.

Legends

THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN, AND FORMS AN INTEGRAL PART OF, THE COMPANY’S CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”). A COPY OF SUCH AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS’ AGREEMENT, DATED AS OF DECEMBER 31, 2009, AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

17

EXHIBIT C

JUNIOR CONVERTIBLE PREFERRED STOCK

1

1.	Designation and Amount.

This series of Preferred Stock shall be designated as “Junior Convertible Preferred Stock.” The total number of Junior Convertible Preferred Stock that the Company shall have authority to issue is 20,000, with a stated capital of $10,000 per share (the “Stated Capital”).

2.	Dividends; Liquidation, Dissolution or Winding Up.

(a) No Regular Dividends on Stated Capital.

(1) The Junior Convertible Preferred Stock shall not accrue or accumulate dividends, accrue interest, or accrue other similar payments.

(b) Liquidation, Dissolution or Winding Up.

(1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), subject to the rights of holders of any shares of Capital Stock then outstanding ranking senior to or pari passu with the Class A Senior Convertible Preferred Stock, after the holders of the Class A Senior Convertible Preferred Stock (the “Class A Senior Convertible Preferred Stock”) and the Class B Senior Convertible Preferred Stock (the “Class B Senior Convertible Preferred Stock,” together with the Class A Senior Convertible Preferred Stock, the “Senior Convertible Preferred Stock”) shall have received in full their then-applicable liquidation preference in accordance with the terms thereof and before any amount shall be paid or distributed with respect to holders of any class or series of stock issued by the Company which by its terms ranks junior to the Junior Convertible Preferred Stock, including, without limitation, the Company’s Common Stock (collectively, the “Junior Securities”), the holders of the Junior Convertible Preferred Stock at the time outstanding will be entitled to receive, on a pro rata basis, out of the net assets of the Company legally available for distribution to stockholders, the then-applicable Liquidation Preference. After the payment to the holders of the Junior Convertible Preferred Stock of the full amounts provided for in this Section 2(b)(1), the holders of the Junior Convertible Preferred Stock will have no right or claim to any of the Company’s remaining assets.

(2) The following shall be treated as a Liquidation Event hereunder: (i) the sale, lease, exchange, license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one transaction or series of related transactions and (ii) a merger, consolidation, tender offer, reorganization, business combination or other transaction as a result of which the holders of the Company’s issued and outstanding voting securities immediately before such transaction own or control less than a majority of the voting securities (calculated on the basis of voting power) of the continuing or surviving entity immediately after such transaction (each such event referred to in (i) and (ii) above, a “Deemed Liquidation Event”).

2

In the case of a Deemed Liquidation Event:

(A) All of the consideration payable to the holders of the Company’s Capital Stock in a Deemed Liquidation Event shall be aggregated by the Company, as disbursing agent. The Company, acting solely as the disbursing agent of the holders of the Company’s Capital Stock, shall then distribute the aggregate consideration to holders of the Company’s Capital Stock in the same manner such consideration would have been distributed had such distribution been made upon the occurrence of a Liquidation Event in accordance with the priorities and liquidation distribution amounts set forth herein; provided that for purposes of such distribution, the Liquidation Preference shall be that applicable to a Deemed Liquidation Event.

(B) Notwithstanding Section 2(b)(2)(A), if a Deemed Liquidation Event involves the issuance of any equity securities or other equity consideration in a transaction not involving a public offering and any holder of Junior Convertible Preferred Stock otherwise entitled to receive consideration in such transaction is not an “accredited investor” (as such term is defined under Rule 501 of Regulation D of the Securities Act), then the Company may require each holder of Junior Convertible Preferred Stock that is not such an “accredited investor” to, at the Company’s election, (A) receive solely cash in such transaction, (B) otherwise be cashed out (by redemption or otherwise) by the Company or any other holder of Capital Stock prior to the consummation of such Deemed Liquidation Event and/or (C) appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Company, with the intent being that such holder of Junior Convertible Preferred Stock that is not an “accredited investor” receive substantially the same value that such holder would have otherwise received had such holder been an “accredited investor.”

(C) The Company shall take, and shall cause its Subsidiaries to take, such actions as are necessary to give effect to the provisions of this Section 2(b)(2). The Company shall promptly provide to the holders of Junior Convertible Preferred Stock such information concerning the terms of such Deemed Liquidation Event as is reasonably requested by such holders.

(3) Written notice of any Liquidation Event or Deemed Liquidation Event, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Junior Convertible Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, by facsimile transmission or by email, mailed or otherwise sent or delivered not less than ten (10) calendar days prior to any payment date stated therein, to the holders of Junior Convertible Preferred Stock, at the address shown on the books of the Company; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Company’s ability to consummate a Liquidation Event or Deemed Liquidation Event.

3

(c) Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Company declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Company shall also declare and pay to the holders of the Junior Convertible Preferred Stock, at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Junior Convertible Preferred Stock had all of the outstanding Junior Convertible Preferred Stock and all other classes or series of Capital Stock of the Company (including, without limitation, the Class A Senior Convertible Preferred Stock and the Class B Senior Convertible Preferred Stock) been converted into shares of Common Stock in accordance with the terms thereof immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. Any dividends paid to holders of Junior Convertible Preferred Stock pursuant to this Section 2(c) shall not reduce the Stated Capital of such holder’s Junior Convertible Preferred Stock.

3.	Voting.

(a) Each holder of Junior Convertible Preferred Stock shall be entitled to notice of, and to attend and vote at, general meetings of the Company, except such meetings at which only holders of a specified class or series of Capital Stock (other than the Junior Convertible Preferred Stock) are entitled or required by law to vote. Each holder of Junior Convertible Preferred Stock shall be entitled to such number of votes for the Junior Convertible Preferred Stock held by such holder on the record date fixed for such meeting, as shall be equal to the whole number of shares of Common Stock into which such holder’s Junior Convertible Preferred Stock are convertible (in accordance with the terms of Section 5 hereof), immediately after the close of business on the record date fixed for such meeting.

(b) For the avoidance of doubt the holder of fractional Junior Convertible Preferred Stock issued by the Company shall be entitled proportionately to all the rights and privileges attached to a whole share of Junior Convertible Preferred Stock including without limiting the generality of the foregoing the right to receive the appropriate portion of the sum of the then-applicable Liquidation Preference per share of Junior Convertible Preferred Stock on a Liquidation Event or Deemed Liquidation Event of the Company, and the right to exercise voting rights in respect of the fractional share.

4.	Subordination.

The Junior Convertible Preferred Stock are expressly subordinated in right of payment to the Senior Convertible Preferred Stock. No payment or distribution shall be made on the Junior Convertible Preferred Stock unless and until holders of the Senior Convertible Preferred Stock have first received their then-applicable liquidation preference, including any accrued and unpaid preferred return thereon, pursuant to the terms thereof.

5.	Redemption.

(a) On or after June 30, 2017, at the election of the holders of at least a majority of the then-outstanding shares of Junior Convertible Preferred Stock voting as a class, the Company shall redeem in cash all of the outstanding shares of Junior Convertible Preferred Stock at a price

4

per share of Junior Convertible Preferred Stock equal to the then-applicable Liquidation Preference thereof. The redemption date specified by the electing holders to the Company in the notice provided for in Section 5(c)(1) hereof is herein referred to as the “Optional Redemption Date”.

(b) For each share of Junior Convertible Preferred Stock which is to be redeemed under this Section 5, the Company shall be obligated on the Optional Redemption Date to pay to the record holder thereof an amount in immediately available funds equal to the then-applicable Liquidation Preference of such share of Junior Convertible Preferred Stock. If the funds of the Company legally available for the redemption of Junior Convertible Preferred Stock on the Optional Redemption Date are insufficient to redeem the total number of shares of Junior Convertible Preferred Stock, those funds which are legally available shall be used to redeem the maximum possible number of shares of Junior Convertible Preferred Stock pro rata among the holders of the Junior Convertible Preferred Stock to be redeemed based upon the aggregate Liquidation Preference of the Junior Convertible Preferred Stock held by such holders, and the remaining shares of Junior Convertible Preferred Stock shall remain outstanding. At any time thereafter when additional funds of the Company are legally available for the redemption of Junior Convertible Preferred Stock, such funds shall immediately be used to redeem the maximum possible number of shares of Junior Convertible Preferred Stock pro rata among the holders of the Junior Convertible Preferred Stock to be redeemed based upon the aggregate Liquidation Preference of the Junior Convertible Preferred Stock held by such holders, which the Company became obligated to redeem on the Optional Redemption Date but which it has not redeemed, until all outstanding shares of Junior Convertible Preferred Stock have been redeemed in full.

(c) Notice.

(1) In order to exercise their right to require the Company to redeem the Junior Convertible Preferred Stock pursuant to this Section 5, the electing holders shall provide the Company with a written notice duly executed by the electing holders holding the requisite number of shares of Junior Convertible Preferred Stock provided for in Section 5(a) hereof, setting forth the names of each of the electing holders, the number of shares of Junior Convertible Preferred Stock held by each of the electing holders, and the proposed Optional Redemption Date. The proposed Optional Redemption Date shall be not more than 75 nor less than 30 days following the date the notice contemplated by this Section 5(c)(1) is delivered to the Company. The Company shall be entitled to request, and each electing holder shall be required to provide to the Company upon its request, reasonable evidence of ownership of the Junior Convertible Preferred Stock held by such electing holder(s), and if such evidence is not provided upon such request, the Company shall be entitled to disregard the alleged holdings of such holder in determining whether the holders of a majority of the then outstanding shares of Junior Convertible Preferred Stock have elected to exercise their redemption rights provided for in this Section 5. In the event that a holder of Junior Convertible Preferred Stock shall not by written notice designate the name in which the Conversion Shares to be issued upon conversion of such Junior Convertible Preferred Stock should be registered, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Junior Convertible Preferred Stock as shown on the records of the Company.

5

(2) Except as otherwise provided herein, the Company shall mail written notice of the redemption of Junior Convertible Preferred Stock under this Section 5 to each record holder thereof not more than 60 nor less than 15 days prior to the Optional Redemption Date.

6.	Conversion.

(a) Conversion Rights.

(1) At any time and from time to time, any holder of Junior Convertible Preferred Stock may convert all or any portion of the shares of Junior Convertible Preferred Stock (including any fraction of a share) held by such holder into a number of Conversion Shares computed by multiplying the number of Junior Convertible Preferred Stock to be converted by the then-applicable Stated Capital and dividing the result by the Conversion Price then in effect.

(2) The Company may require all of the holders of Junior Convertible Preferred Stock to convert all, and not less than all, of the then outstanding Junior Convertible Preferred Stock into shares of Common Stock upon the closing of an IPO (the “Mandatory Conversion Date”). If the Company elects to require a mandatory conversion pursuant to this Section 6(a)(2), on the Mandatory Conversion Date, each share of Junior Convertible Preferred Stock shall be converted into the number of shares of Common Stock that is equal to the quotient of: (A) the Stated Capital then applicable to such share, divided by (B) the lesser of (i) the Conversion Price in effect on the Mandatory Conversion Date, before giving effect to any adjustments made to the Conversion Price that would have been required pursuant to Section 6(e) to effect an IPO and (ii) the initial price per share of Common Stock sold to the public in the IPO before giving any effect to any subdivision or combination of shares undertaken in connection with the consummation of the IPO. Notwithstanding the foregoing, in the event that the aggregate value of the Company in an IPO is less than the sum of (A) the Liquidation Preference of the Class A Senior Convertible Preferred Stock, (B) the Stated Capital of the Class B Senior Convertible Preferred Stock, and (C) the Stated Capital of the Junior Convertible Preferred Stock, then the Company may make such equitable adjustments to the number of shares of Common Stock received by the Junior Convertible Preferred Stock such that the aggregate amount of consideration received by the holders of the Junior Convertible Preferred Stock is not greater than the value of the Company in such IPO minus the Liquidation Preference of the Class A Senior Convertible Preferred Stock, minus the Stated Capital of the Class B Senior Convertible Preferred Stock. For the purposes of determining the initial price per share of Common Stock sold to the public in the IPO pursuant to the calculation set forth in this Section 6(a)(2), the initial price per share of Common Stock sold to the public in the IPO shall in no event be less than the par value of the Common Stock, such par value equal to $0.0001 per share. For the avoidance of doubt, the number of shares outstanding upon the completion of the Mandatory Conversion shall be determined prior to giving effect to any subdivision or combination of shares undertaken in connection with the consummation of the IPO.

6

(b) Conversion Procedure.

(1) Except as otherwise expressly provided herein, each conversion of Junior Convertible Preferred Stock shall be deemed to have been effected as of the close of business on the date on which such Junior Convertible Preferred Stock have been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of such Junior Convertible Preferred Stock as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any Conversion Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Shares represented thereby.

(2) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (A) below), the Company shall:

(A) register on the Company’s stock register the number of Conversion Shares (excluding any fractional Conversion Share) issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B) deliver to the converting holder payment in cash of the amount payable under Section 6(b)(3) below; and

(C) register on the Company’s stock register shares of new Junior Convertible Preferred Stock representing any portion of the Stated Capital which was represented by the Junior Convertible Preferred Stock surrendered to the Company in connection with such conversion but which was not converted (other than pursuant to Section 6(b)(3) below).

(3) If any fractional Conversion Share would, except for the provisions hereof, be deliverable upon conversion of such Junior Convertible Preferred Stock, the Company, in lieu of delivering such fractional Conversion Share, may pay an amount in cash equal to the Stated Capital of the portion of the Junior Convertible Preferred Stock that would have been converted into such fractional Conversion Share.

(4) The issuance of Conversion Shares upon conversion of Junior Convertible Preferred Stock shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Conversion Shares. Upon conversion of Junior Convertible Preferred Stock, the Company shall take all such actions as are necessary in order to insure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(5) The Company shall not close its books against the transfer of Conversion Shares issued or issuable upon conversion of Junior Convertible Preferred Stock in any manner which interferes with the timely conversion of such Junior Convertible Preferred Stock. The Company shall assist and cooperate with any holder of Junior Convertible Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of such Junior Convertible Preferred Stock (including, without limitation, making any filings required to be made by the Company).

7

(6) The Company shall at all times reserve and keep available out of its authorized but unissued Conversion Shares, solely for the purpose of issuance upon the conversion of the Junior Convertible Preferred Stock, such number of Conversion Shares issuable upon the conversion of all outstanding shares of Junior Convertible Preferred Stock. All Conversion Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Conversion Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Conversion Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(c) Conversion Price and Adjustment of Conversion Price.

(1) The initial conversion price shall be the equal to $1087.00 at the Issuance Date (as adjusted from time to time hereunder, the “Conversion Price”), which is equal to an initial conversion rate of 9.1996 Conversion Shares per share of Junior Convertible Preferred Stock. In order to prevent dilution of the conversion rights granted under the Junior Convertible Preferred Stock, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6(c).

(2) If and whenever on or after the Issuance Date the Company issues or sells, or is deemed to have issued or sold, any Capital Stock for a consideration per share of Common Stock less than the Conversion Price in effect immediately prior to such time, the Conversion Price shall be reduced to the Conversion Price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the number of Shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (y) the consideration, if any, received by the Company upon such issue on sale, by (B) the number of Shares of Common Stock Deemed Outstanding immediately after such issuance or sale; provided that no adjustment shall be made to the Conversion Price in connection with any issuance of Excluded Securities.

(d) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6(c), the following shall be applicable:

(1) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share of Common Stock for which Common Stock are issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be

8

outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share of Common Stock. For purposes of this paragraph, the “price per share of Common Stock for which Common Stock are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities” is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities or in connection with the issuance of any Excluded Securities.

(2) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share of Common Stock for which Common Stock are issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share of Common Stock. For the purposes of this paragraph, the “price per share of Common Stock for which Common Stock are issuable upon conversion or exchange thereof” is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issuance, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold;

9

provided that if such adjustment of the Conversion Rate would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all holders of the Junior Convertible Preferred Stock.

(4) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Junior Convertible Preferred Stock.

(5) Calculation of Consideration Received. If any Capital Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Capital Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Fair Market Value thereof as of the date of receipt. In case any Capital Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the Fair Market Value of the portion of the net assets of the non-surviving entity that is attributable to such Capital Stock, Options or Convertible Securities, as the case may be.

(6) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together constituting one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

(7) Treasury Stock. The number of shares of Capital Stock outstanding or Shares of Common Stock Deemed Outstanding at any given time does not include shares of Capital Stock owned or held by or for the account of the Company or any Subsidiary, and the disposition of any Capital Stock so owned or held shall be considered an issuance or sale of Capital Stock.

(8) Record Date. If the Company takes a record of the holders of Capital Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Capital Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Capital Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Capital Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, for the purposes of determining any adjustments to the Conversion Price.

10

(9) No De Minimis Adjustments to Conversion Price. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, that any adjustments which by reason of this Section 6(d)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, that the Company shall adjust the Conversion Price with respect to any such adjustment carried forward and which has not been taken into account within one year of the first such adjustment carried forward or, if earlier, on the Mandatory Conversion Date (as defined above).

(e) Subdivision or Combination of Shares of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, in each case other than a Liquidation Event or a Deemed Liquidation Event is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provisions to ensure that each of the holders of the Junior Convertible Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Conversion Shares immediately theretofore acquirable and receivable upon the conversion of such holder’s Junior Convertible Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Junior Convertible Preferred Stock immediately prior to such Organic Change (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Conversion Shares acquirable and receivable upon conversion of Junior Convertible Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). In each such case, appropriate adjustment shall be made in the application of the provisions of this Section 6(f) with respect to the rights of holders of the Junior Convertible Preferred Stock after the Organic Change to the end that the provisions of this Section 6(f) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Junior Convertible Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable as determined by the Company’s Board of Directors. The Company shall not effect any such

11

consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(g) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of Capital Stock appreciation rights, phantom Capital Stock rights or other rights with equity features), then the Company’s Board of Directors (the “Company Board”) shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Junior Convertible Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of Conversion Shares issuable upon conversion of the Junior Convertible Preferred Stock then outstanding.

(h) FCC Consent. Notwithstanding any provision to the contrary herein, the Junior Convertible Preferred Stock shall convert only upon prior approval of the Federal Communications Commission (the “FCC”), if such approval is required in order to comply with applicable regulations promulgated by the FCC; provided, however, that the Company shall use reasonable best efforts to obtain such approval, if required, as expeditiously as reasonably practicable.

(i) Notices. (1) Promptly following any adjustment of the Conversion Price, the Company shall send written notice thereof to the holders of the Junior Convertible Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(2) The Company shall give written notice to all holders of Junior Convertible Preferred Stock at least 10 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any dissolution or liquidation.

(3) The Company shall also give written notice to the holders of Junior Convertible Preferred Stock at least 10 days prior to the date on which any Organic Change shall take place.

7.	Transfer Restrictions.

(a) Any Transfer of any share of Junior Convertible Preferred Stock shall be subject to the restrictions and provisions set forth in Article V of the Stockholders’ Agreement.

(b) If certificated, each certificate representing the Junior Convertible Preferred Stock issued upon any Transfer shall bear the legends set forth in the Form of Certificate attached to this Certificate of Designations to the extent applicable and any additional legends as may be reasonably required by the Company.

12

8.	Incorporation.

All the provisions of this Exhibit shall be deemed to be incorporated in, and made a part of, the Certificate of Incorporation. Except as expressly provided herein, the Junior Convertible Preferred Stock and the holders thereof are subject to the provisions of the Certificate of Incorporation and the Stockholders’ Agreement.

9.	Definitions.

For purposes of the Junior Convertible Preferred Stock, the following capitalized terms have the meaning set forth below. All other terms used but not defined herein shall have the meanings ascribed thereto by the Company’s Certificate of Incorporation or the Stockholders’ Agreement.

“Capital Stock” means, collectively the Company’s Common Stock, Class A Senior Convertible Preferred Stock, Class B Senior Convertible Preferred Stock, Junior Convertible Preferred Stock and any other class of capital stock of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Capital Stock.

“Conversion Shares” means authorized but unissued shares of Common Stock issuable upon conversion or exchange of the Junior Convertible Preferred Stock; provided that if there is a change such that the securities issuable upon conversion or exchange of the Junior Convertible Preferred Stock are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term “Conversion Share” shall mean one share of the security issuable upon conversion or exchange of the Junior Convertible Preferred Stock.

“EBITDA” means net income (loss) before interest expense, income taxes, depreciation and amortization and equity-based compensation expense.

“Excluded Securities” means (i) issuances to employees, consultants and members of the board of directors (or similar governing body) of the Company or its subsidiaries in connection with the performance of services in such capacities and made pursuant to a plan adopted by the Company Board of shares of Common Stock (or options/warrants to acquire such shares or securities issued in replacement thereof) in addition to any such shares outstanding on the Issuance Date, (ii) issuances of Common Stock (or options/warrants to acquire such shares) from time to time not to exceed $50 million in value in the aggregate (a) in connection with business combinations, asset purchases, licensing arrangements or other comparable transactions approved by the Company Board, or (b) to unaffiliated, third party strategic partners, vendors, lessors, landlords, and financing sources approved by the Company Board in respect of the relationships or services thereof, (iii) issuance of Common Stock upon the conversion of Senior Convertible Preferred Stock, Junior Convertible Preferred Stock, exercise of options and exercise of warrants and/or (iv) issuances of equity securities in connection with an IPO.

13

“Fair Market Value” means the fair market value as reasonably determined by the Company Board, who may rely upon any valuation factors or other information, including the advice of independent advisors, deemed appropriate by the Company Board.

“IPO” shall mean the initial public offering of the common equity of the Company, or any successor-in-interest to the Company, whether such offering is a primary offering, a secondary offering or a combination of the two, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“Issuance Date” means the first date of issuance of the Junior Convertible Preferred Stock.

“Liquidation Preference” means, with respect to any share of Junior Convertible Preferred Stock, the greater of the following amounts:

(1) an amount equal to the Stated Capital of such share of Junior Convertible Preferred Stock; and

(2) If a Liquidation Event occurs at any time, the amount that would have been payable or distributable with respect to the Conversion Shares into which such share of Junior Convertible Preferred Stock would have been converted pursuant to Section 6 hereof, assuming that all other classes or series of Capital Stock of the Company (including, without limitation, the Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock) were also converted into shares of Common Stock in accordance with the terms thereof, in each case immediately prior to such Liquidation Event.

“Options” means any rights, warrants or options to subscribe for or purchase Capital Stock or Convertible Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Ripplewood” has the meaning set forth in the Stockholders’ Agreement

“Securities Act” means the Securities Act of 1933, as amended.

“Shares of Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 6(c)(2) hereof, regardless of whether or not the Options and Convertible Securities are actually exercisable at such time, but including any Conversion Shares issuable upon conversion of the Class A Senior Convertible Preferred Stock, shares of Common Stock issuable upon conversion of the Class B Senior Convertible Preferred Stock and shares of Common Stock issuable upon conversion of the Junior Convertible Preferred Stock.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of December 31, 2009 between AC Holdco Inc. and the stockholders of the Company party thereto.

14

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; provided that if such entity is governed by a board of directors or similar body in substantially the same manner as a corporation, then the foregoing clause (i) shall apply to determine if such entity is a “Subsidiary”. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Thorne” has the meaning set forth in the Stockholders’ Agreement.

“Thorne Bridge Investors” has the meaning set forth in the Stockholders’ Agreement.

“Transfer” has the meaning set forth in the Stockholders’ Agreement.

15

[Form of Junior Convertible Preferred Stock Certificate]

THIS JUNIOR CONVERTIBLE PREFERRED STOCK CERTIFICATE (“CERTIFICATE”) CERTIFIES THAT [NAME OF JUNIOR CONVERTIBLE PREFERRED STOCKHOLDER] IS A JUNIOR CONVERTIBLE PREFERRED STOCKHOLDER OF AC HOLDCO INC. (THE “COMPANY”) AND THAT SUCH JUNIOR CONVERTIBLE PREFERRED STOCKHOLDER IS THE OWNER OF $         STATED CAPITAL OF JUNIOR CONVERTIBLE PREFERRED STOCK. IF NOT PREVIOUSLY CONVERTED, THIS CERTIFICATE IS SUBJECT TO REDEMPTION ON JUNE 30, 2017.

Legends

THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN, AND FORMS AN INTEGRAL PART OF, THE COMPANY’S CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”). A COPY OF SUCH AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS’ AGREEMENT, DATED AS OF DECEMBER 31, 2009, AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

16

Exhibit C

Bylaws

See Attached.

BYLAWS

OF

AC HOLDCO INC.

i

ii

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

SECTION 8.01. Indemnification	12
SECTION 8.02. Insurance for Indemnification	14

ARTICLE IX

AMENDMENTS

SECTION 9.01. Amendments	14

ARTICLE X

DEFINED TERMS

SECTION 10.01. Defined Terms	15

iii

BYLAWS

OF

AC HOLDCO INC.

ARTICLE I OFFICES

SECTION 1.01. Registered Office. The registered office of AC Holdco Inc. (the “Corporation”) in the State of Delaware shall be in care of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the registered agent in charge thereof shall be The Corporation Trust Company.

SECTION 1.02. Principal Place of Business. The principal place of business of the Company shall be located at 1250 North Arlington Heights Rd., Suite 500, Itasca, IL 60143, or such other address as the Board of Directors (the “Board”) shall specify from time to time.

SECTION 1.03. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “General Corporation Law”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof. Annual meetings of the stockholders may only be called by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Board.

SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, the President or the Secretary of the Corporation, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. The ability of the stockholders to call a special meeting of the stockholders is specifically denied.

SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail to each recordholder of shares entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the “Secretary”) shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

(a) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

SECTION 2.05. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a Majority in Interest, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special; provided, however in the event of a vote of a particular class of the Corporation’s capital stock, a quorum for purposes of such vote shall be stockholders holding shares of such class of capital stock representing more than 50% of the issued and outstanding shares of such class of capital stock entitled to vote. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders holding a majority of the shares present and entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

2

SECTION 2.07. Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of stockholders, the vote of the recordholders of a Majority in Interest shall decide any question brought before such meeting, unless otherwise specifically stated in these Bylaws or the General Corporation Law. Each stockholder shall vote in accordance with Section 4.01 of the Stockholders’ Agreement until such time as the Stockholders’ Agreement is no longer in effect.

SECTION 2.08. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

SECTION 2.09. Stockholders’ Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than 70% of the votes entitled to be cast with respect to such matter, unless a greater percentage is specifically required under these Bylaws or the General Corporation Law if such action were taken at a meeting of the stockholders.

ARTICLE III

BOARD

SECTION 3.01. General Powers. (a) The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders. No director of the Corporation, acting individually, shall have any right or authority to take any action on behalf of the Corporation with respect to third parties or to bind Corporation.

(a) Except as otherwise provided by the Certificate of Incorporation, all actions outside the ordinary course of business of the Corporation to be taken by or on behalf of the Corporation (including any merger, consolidation or reorganization of the Corporation, sale of substantially all of the Corporation’s assets, liquidation of the Corporation or similar

3

transaction and any Affiliate Transaction) shall require the approval of a majority of the whole Board (acting in accordance with the procedures for actions of the Board set forth in Article III), and, to the maximum extent permitted by law, shall not require the consent or approval of any stockholder of the Corporation or any other person, except as otherwise provided in the Certificate of Incorporation or these Bylaws.

(b) Subsidiaries. Each Director shall receive notice of, and shall have the right to attend as a non-voting observer, the board of director meetings of each material subsidiary of the Corporation.

SECTION 3.02. Number and Term of Office. The number of directors shall be eight or such other number as shall be fixed from time to time according to the provisions of the Stockholders’ Agreement or, if the Stockholders’ Agreement is not in effect, by the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.03. Resignation. Any director may resign at any time by delivering a written resignation to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.04. Removal. Any or all of the directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the recordholders of shares pursuant to Section 2.09 hereof, but in each case only in accordance with the provisions of the Stockholders’ Agreement.

SECTION 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of directors without cause may be filled only by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of such recordholders pursuant to Section 2.09 hereof, subject in each case to the provisions of the Stockholders’ Agreement. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the directors pursuant to Section 3.08 hereof but only in accordance with the provisions of the Stockholders’ Agreement. If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office or by written consent of all such directors pursuant to Section 3.08 hereof but only in accordance with the provisions of the Stockholders’ Agreement. Unless earlier removed pursuant to Section 3.04 hereof or resigning, each director chosen in accordance with this Section 3.05 shall hold office until the next annual election of directors by the stockholders and until his successor shall be elected and qualified.

4

SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the “President”), the Secretary or at least two directors of the Board shall from time to time determine.

(c) Notice of Meetings. The Chairman, or directors calling a meeting of the Board as provided under these Bylaws, shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director (i) personally or by telephone, (ii) if by mail, addressed to such director at such director’s residence, usual place of business or such other location as such director shall specify in writing to the Corporation, or (iii) electronically as such director shall specify in writing to the Corporation and, in each case, such notice shall be given at least three Business Days before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, or the attendance of such director at a meeting, shall be deemed equivalent to notice, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(e) Quorum and Manner of Acting. A majority of the whole Board, including at least one director designated by Ripplewood and one director designated by Oakleigh Thorne, shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the whole Board at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

1)	the Chairman;

2)	the President;

3)	any director chosen by a majority of the directors present.

5

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board and with the prior written consent of Oakleigh Thorne and Ripplewood, designate one or more committees, each committee to consist of one or more directors. The initial committees formed by the Board are the Audit Committee and the Compensation Committee, each of which possesses powers and responsibilities similar to the powers and responsibilities of equivalent committees at businesses of a similar size to the Corporation. Each of the Audit Committee and the Compensation Committee shall at all times include: (a) Oakleigh Thorne or such other director as he may designate, (ii) a director designated by Ripplewood and (iii) if applicable, a director designated in accordance with Section 4.03 of the Stockholders Agreement. Subject to the foregoing sentence, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee; provided that if such committee member was designated to serve on the Board pursuant to Section 4.03 of the Stockholders Agreement, the party who designated such member of the Board shall be entitled to designate such committee members replacement. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, and consented to by the member of the Board designated by Oakleigh Thorne and Ripplewood, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, in each case to the extent permitted under the General Corporation Law; provided, that the Board shall not delegate its responsibility for the overall management and supervision of the Corporation. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

SECTION 3.08. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

6

SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

SECTION 4.01. Officers. The officers of the Corporation shall be the Chairman, the President, the Chief Financial Officer, the Secretary and a Treasurer and may include a Chief Operating Officer, one or more Vice Chairmen, one or more Vice Presidents, a Controller, one or more Assistant Controllers and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person except for the offices of President and Secretary.

SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

SECTION 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.

(b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board.

SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

7

SECTION 4.05. The Chairman and the President. (a) Subject to the ultimate control and supervision of the Board, each of the Chairman and the President shall have the power and authority to take (or authorize other officers, employees or agents of the Corporation to take) all actions on behalf of the Corporation (without the need for the consent or approval of any stockholder of the Corporation or any other person) that are within the ordinary course of business of the Corporation unless the Board shall have previously restricted (specifically or generally) such power and authority of the President and/or the Chairman of the Corporation. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

(b) Subject to Section 4.05(a), the Chairman shall be a member of the Board and shall preside at all meetings of the Board and of the stockholders at which he or she shall be present, shall perform such duties and exercise such powers as are incident to the office of chairman of the board of a corporation organized under the General Corporation Law, may be an officer of the Corporation reporting directly to the Board with authority to take all actions on behalf of the Corporation contemplated by Section 4.02 and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board. The Chairman shall actively consult with and work in close coordination with the President with respect to the conduct of the Corporation’s activities. If there is no President, the Chairman may also serve as Chief Executive Officer of the Corporation.

(c) Subject to Section 4.05(a), the President shall perform such duties and exercise such powers as are incident to the office of the president of a corporation organized under the General Corporation Law, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board. The President shall also be the Chief Executive Officer of the Corporation and shall have the power and authority to conduct the day-to-day activities of the Corporation and to take all actions to be taken by or on behalf of the Company that are contemplated by Section 4.05(a). The President shall actively consult with and work in close coordination with the Chairman with respect to the conduct of the Corporation’s activities. The President, if also a member of the Board, shall perform the duties of the Chairman in the absence of the Chairman.

SECTION 4.06. Chief Operating Officer. The Chief Operating Officer, if any, shall perform such duties and exercise such powers as may from time to time be prescribed by the Board or delegated to him or her by the President.

SECTION 4.07. Chief Financial Officer. The Chief Financial Officer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. The Chief Financial Officer shall disburse the funds of the Corporation under the direction of the Board and the President. The Chief Financial Officer shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. The Chief Financial Officer shall perform all other necessary actions and duties in connection with the administration of the

8

financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of chief financial officer of a corporation. When required by the Board, the Chief Financial Officer shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

SECTION 4.08. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

SECTION 4.09. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. The Secretary shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board or the President and shall act under the supervision of the President. The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

SECTION 4.10. Assistant Secretaries. Assistant Secretaries of the Corporation, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

SECTION 4.11. The Treasurer. The Treasurer shall generally assist the Chief Financial Officer and perform such other duties as the Board, the President or the Chief Financial Officer shall prescribe, and in the absence or disability of the Chief Financial Officer, shall perform the duties and exercise the powers of the Chief Financial Officer.

SECTION 4.12. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

CHECKS, DRAFTS, NOTES, AND PROXIES

SECTION 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

9

SECTION 5.02. Execution of Proxies. The Chairman, the President or any Vice President may vote and authorize, from time to time, the execution and issuance of proxies or consents to vote shares of stock or other securities of other corporations or entities held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation or entity. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

SECTION 6.01. Certificates Evidencing Shares. (a) Unless otherwise provided by resolution of the Board, each class or series of the shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

(b) Within 15 Business Days after the written request of any stockholder of the Corporation, the Corporation shall provide to such stockholder of the Corporation a written statement of the number of each class of Preferred Stock or Common Stock owned by such stockholder of the Corporation as of the time the Corporation makes such written statement. Pursuant to the General Corporation Law, no such written statement shall be deemed to be a certificated security, a negotiable instrument, a bond or a stock, and no such written statement shall be a vehicle by which any transfer of any stockholder’s Preferred Stock or Common Stock may be effected.

SECTION 6.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares of capital stock issued by the Corporation, the number of shares so owned, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

SECTION 6.03. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon such proof of ownership as the Corporation may reasonably require and only if such transfer is made in accordance with the provisions of the Stockholders’ Agreement.

SECTION 6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

10

SECTION 6.05. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of shares of capital stock of the Corporation.

SECTION 6.06. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 6.07. Fractional Shares. The Corporation may issue fractional shares for each class of outstanding stock. Upon an IPO, the Board shall in its sole option elect to either (i) pay cash for the fair value of a fractional share of Common Stock, such fair value to be determined at the time of the IPO, or (ii) eliminate the fractional shares of Common Stock by rounding up each fractional share of Common Stock to the nearest full share of Common Stock.

ARTICLE VII

FISCAL YEAR; BOOKS AND RECORDS

SECTION 7.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

SECTION 7.02. Books and Records. The Corporation shall maintain complete and accurate books and records at the Corporation’s principal place of business showing the names and addresses of, and shares of Preferred Stock and Common Stock owned by, each stockholder of the Corporation, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Corporation’s business and affairs. Each stockholder of the Corporation and its designees shall have the right, on reasonable notice and during normal business hours, to inspect on a reasonable basis the books and records of the Corporation.

SECTION 7.03. Bank Accounts. The Corporation shall maintain one or more accounts with such bank or banks as the Board may determine from time to time. The President and such other persons as the Board shall designate shall be authorized signatories for such accounts.

11

SECTION 7.04. Auditors; Access. Deloitte & Touche LLP are the Corporation’s auditors as of the date hereof and, any successors to Deloitte & Touche LLP shall be appointed by the Board of Directors; provided, however, that any such successor shall be an accounting firm of recognized national standing in the United States of America. Each stockholder of the Corporation shall be entitled to receive, and the Corporation shall furnish to each stockholder of the Corporation, (i) quarterly consolidated and consolidating financial statements and reports of the Corporation (including a consolidated balance sheet and consolidated statements of income and cash flows) within 45 days after the end of each of the first three quarters of each fiscal year, (ii) annual audited consolidated and consolidating financial statements of the Corporation within 120 days after the end of each fiscal year and (iii) to the extent the Corporation is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Corporation as soon as available. Such financial statements shall be prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein and, in the case of quarterly financial statements, subject to the absence of footnotes and to year-end adjustments.

SECTION 7.05. Liability to Third Parties. Except as may be otherwise provided by the General Corporation Law or herein, the debts, obligations and liabilities of the Corporation, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Corporation, and no stockholder of the Corporation shall be obligated personally for any such debt, obligation or liability of the Corporation solely by reason of being a stockholder of the Corporation. In no event shall any stockholder of the Corporation enter into any agreement or instrument that would create or purport to create personal liability on the part of any other stockholder of the Corporation for any debts, obligations or liabilities of the Corporation without the prior written consent of such other stockholder of the Corporation.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

SECTION 8.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

12

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.01(a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(e) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(f) For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers,

13

and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(g) For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, repeal or modification of any provision of this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or modification.

(i) The Corporation hereby assumes all of the indemnification obligations of AC Holdco LLC, its predecessor as set forth in the Fifth Amended and Restated Limited Liability Company Agreement of AC Holdco LLC.

SECTION 8.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE IX

AMENDMENTS

SECTION 9.01. Amendments. Subject to the provisions of the Stockholders’ Agreement, any Bylaw (including these Bylaws) may be altered, amended or repealed by the vote of the recordholders of at least 70% of the shares entitled to vote, or by vote of the Board, or by a written consent of directors pursuant to Section 3.08 hereto.

14

ARTICLE X

DEFINED TERMS

SECTION 10.01. Defined Terms. The following terms as used in these Bylaws shall have the following meanings:

“AC Acquisition I LLC” means AC Acquisition I LLC, a Delaware limited liability company.

“AC Acquisition II LLC” AC Acquisition II LLC, a Delaware limited liability company.

“Affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Business Day” means any day, other than a Saturday or Sunday, on which banks located in New York City are not required or authorized by law to remain closed.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, in each case as amended.

“Majority in Interest” means, at any time, stockholders holding shares of Common Stock, Senior Convertible Preferred Stock or Junior Convertible Preferred Stock representing more than 50% of the issued and outstanding shares of Common Stock held by stockholders at such time (treating for the purpose of this calculation all outstanding shares of Senior Convertible Preferred Stock and Junior Convertible Preferred Stock as if they were converted into shares of Common Stock and such shares of Common Stock were issued and outstanding).

“Permitted Transferees” means, (i) with respect to any stockholder of the Corporation that is an individual, any (A) corporation, partnership, limited liability company or other entity controlled solely by such individual solely for the benefit of such individual, his or her spouse, his or her parents, members of his or her immediate family, or his or her lineal descendants or ancestors and (B) any trust revocable solely by such individual during his lifetime or any irrevocable trust, in either case solely for the benefit of such individual, his or her spouse, his or her parents, members of his or her immediate family, his or her lineal descendants or ancestors or charity, provided such trust is controlled solely by such individual, (ii) with respect to any stockholder of the Corporation that is a trust, any (A) beneficiary of such trust, (B) corporation, partnership, limited liability company or other entity controlled solely by such beneficiary or the trustee(s) of such existing stockholder of the Corporation solely for the benefit

15

of such beneficiary, his or her spouse, his or her parents, members of his or her immediate family, or his or her lineal descendants or ancestors and (C) other trust revocable solely by such beneficiary during this lifetime or any other irrevocable trust, in either case solely for the benefit of such beneficiary, his or her spouse, his or her parents, members of his or her immediate family, his or her lineal descendants or ancestors, provided that such trust is controlled solely by such beneficiary or the trustee(s) of such existing stockholder of the Corporation, and (iii) with respect to any stockholder of the Corporation other than an individual, any corporation, partnership, limited liability company or other entity that is either (x) a controlled Affiliate of such stockholder of the Corporation, (y) a controlled Affiliate of another Affiliate of such stockholder of the Corporation which also controls such stockholder of the Corporation, or (z) the ultimate parent of such stockholder of the Corporation.

“person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act

“Ripplewood” means, collectively, AC Acquisition I LLC, AC Acquisition II LLC, and their Permitted Transferees.

“Ripplewood Investment Group” means Ripplewood, together with any direct or indirect limited partner of either or both of AC Acquisition I LLC or AC Acquisition II LLC, or an Affiliate of such limited partner, which purchases Units or Other Securities of the Company.

“Stockholders’ Agreement” means the Stockholders’ Agreement of the Corporation, dated as of December 31, 2009.

16